UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TopBuild Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

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TopBuild®

NOTICE OF ANNUAL MEETING & PROXY STATEMENT 2020

March 18, 2020

Dear Shareholders:

On behalf of the TopBuild Board of Directors and Senior Leadership team, it is my pleasure to invite you to the TopBuild Corp. 2020 Annual Meeting of Shareholders. Our meeting will be held on Monday, April 27th at 10:00 a.m. Eastern Time at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Boulevard, Orlando, Florida.

A brief review of 2019

2019 was another outstanding year for TopBuild.  Revenue increased 10.1% to $2.6 billion, our gross and operating margins expanded for both business segments and diluted earnings per share increased 47.1%,  31.0% on an adjusted basis.1  Our Board and our management team remain committed to the key tenets of our long-term strategic plan:

▪	Achieve sustainable profitable growth through the purchase, installation and distribution of building products throughout the United States
▪	Expand our residential and commercial market share organically and through acquisitions
▪	Capitalize on achieving greater energy efficiency by being leaders in building science
▪	Drive operational efficiency throughout our organization

Our independent Board regularly reviews our strategic goals and objectives and a long-term Strategic Planning Session is held annually with the Board and key members of management.

Governance

TopBuild actively supports strong corporate governance practices that promote honesty, accountability, transparency, integrity and an ethical work environment.  Our Board believes that setting the tone at the top with a strong governance structure is critical to our long-term success.  Towards that end, the following governance practices have been undertaken:

•	Independent Board Chair
•	Majority independent and diverse Board: 86% independent directors, 29% are female
•	All directors elected annually for one-year terms by a majority vote (in uncontested elections)
•	Shareholders can amend bylaws with a majority vote
•	Prohibitions against hedging or pledging our stock by directors, officers and employees
•	Shareholder-aligned compensation philosophy
•	Director and officer stock ownership requirements
•	Incentive plan clawbacks
•	Code of Business Ethics for all directors, officers and employees

1 For a reconciliation of the increase in earnings per share, as adjusted, to the increase in earnings per share, see Annex A.

Stewardship

TopBuild is firmly committed to managing and growing its business in a sustainable and socially responsible manner.  Our leadership principles are focused on improving the communities that we serve, modeling the behaviors we expect from our supplier partners and embracing our role as custodians of our planet. The safety of our employees is our primary concern. With over 15,000 job sites visited each day, safety is not just a choice, it’s  ingrained in our culture, and every employee signs a safety pledge putting safety foremost on their minds.

Succession Planning

In January, I announced that I would retire as Chief Executive Officer and member of the Board of Directors effective December 31, 2020. Robert Buck, who has served as President and Chief Operating Officer since June 2015, has been named my successor and will be appointed director upon my retirement. It has been an extremely rewarding experience leading TopBuild over the last four and a half years. In addition to driving top and bottom-line results, the development of the executive team has always been a top priority. Throughout this period, I have worked very closely with Robert to identify and drive our strategic initiatives and our strong financial results speak to our success. I am fully confident Robert is the right choice to lead the TopBuild team and continue our momentum into the future.

As shareholders you have a choice regarding your investment decisions, and we appreciate your continued support of our Company. Your vote is very important to us and I encourage you to read the accompanying Proxy Statement carefully and vote for the Board’s nominees and in accordance with the Board’s recommendations on the other proposals. Whether or not you are planning to attend the Annual Meeting, please vote your shares as soon as possible by telephone or Internet, or, if you requested to receive printed proxy materials, by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Further instructions are provided in the Notice, the proxy card or the voting instruction form provided by your broker. Please vote promptly.

We hope to see you at our Annual Meeting on April 27. If you have any questions, please contact our Investor Relations department at (386) 763‑8801.

Sincerely yours,

Jerry Volas

Chief Executive Officer and Director

TopBuild Corp.
475 North Williamson Boulevard
Daytona Beach, Florida 32114‑7101

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of TopBuild Corp.:

The 2020 Annual Meeting of Shareholders of TopBuild Corp. will be held at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Boulevard, Orlando, Florida 32827 on April 27,  2020, at 10:00 AM Eastern Time, for the following purposes:

(a)

To vote on a proposal to elect each of Alec C. Covington, Gerald Volas, Carl T. Camden, Joseph S. Cantie, Tina M. Donikowski, Mark A. Petrarca and Nancy M. Taylor as Directors to hold office for a term of one (1) year or until their respective successors have been duly elected and qualified;

(b)

To vote on a proposal to ratify the appointment by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

(c)	To vote on a proposal to approve, on an advisory basis, the compensation of our named executive officers; and
(d)	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 2,  2020, may vote at the meeting.

On or about March 18,  2020, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record as of March 2,  2020, and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Your vote is very important. Shareholders may vote their shares (1) in person at the Annual Meeting, (2) by telephone,       (3) through the Internet or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice, in the section titled “GENERAL INFORMATION ABOUT THE MEETING AND VOTING” of this Proxy Statement or, if you requested to receive printed proxy materials on the enclosed proxy card.

By order of the Board of Directors.

W. Joe Jacumin, Jr. Deputy General Counsel, Chief Compliance Officer and Assistant Corporate Secretary

Note:  The Board of Directors solicits votes by use of the Company’s telephone or internet voting procedures or, if you requested to receive printed proxy materials, the execution and prompt return of the accompanying proxy card in the enclosed return envelope.

TopBuild Corp. - Proxy Statement 1

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider before voting your shares, and you should read this entire Proxy Statement carefully before voting. Page references are supplied to help you find additional information in this Proxy Statement.

Annual Meeting of Shareholders

•	Date and Time: Monday, April 27, 2020, at 10:00 AM Eastern Time
•	Location: Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Boulevard, Orlando, Florida 32827

Who May Vote

You may vote if you were a shareholder of record at the close of business on the record date, March 2, 2020. We expect to begin mailing a Notice of Availability of Proxy Materials on or about March 18, 2020, to those persons who are entitled to vote at the Annual Meeting.

How to Cast Your Vote

You can vote by any of the following methods:

   Internet (www.proxyvote.com) until 11:59pm Eastern Time on April 26, 2020;

     Telephone (1‑800‑690‑6903) until 11:59pm Eastern Time on April 26, 2020;

  If you requested to receive printed proxy materials, by completing, signing and returning your proxy by mail so that it is received no later than April 24, 2020; or

 In person, at the Annual Meeting: If you are a shareholder of record, your admission card will serve as proof of ownership. If you hold your shares through a broker, nominee or other intermediary, you must bring proof of ownership to attend the meeting and must obtain a legal proxy from the broker, nominee or other intermediary that holds your shares giving you the right to vote the shares in person at the Annual Meeting.

Board and Governance Highlights (page 11)

•	All directors and nominees are independent (except our Chief Executive Officer)
•	None of our directors serve on more than three other public company boards
•	Independent Chair of the Board
•	Nearly one-third of our directors are women
•	Annual election of directors by majority of votes in an uncontested election
•	All members of the committees of the Board are independent
•	No supermajority voting provisions to amend certificate of incorporation and bylaws
•	Executive compensation is tied to performance
•	Code of Business Ethics for all employees and directors
•	Share ownership requirements for executive officers and directors

TopBuild Corp. - Proxy Statement 2

Voting Matters

We are asking you to vote on the following proposals at the Annual Meeting:

Proposal	Board Recommendation	Page
Election of Directors	FOR each Director Nominee	16
Ratification of Auditor Appointment	FOR	41
Advisory Vote on Executive Compensation	FOR	42

Board Nominees (page 16)

The Board has nominated each of Alec C. Covington, Gerald Volas, Carl T. Camden, Joseph S. Cantie, Tina M. Donikowski, Mark A. Petrarca and Nancy M. Taylor as Directors, to hold office for a term of one year or until their respective successors have been duly elected and qualified.

The following table provides summary information about each director nominee:

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Company Boards
Alec C. Covington	63	2015	Managing Director, Haynes Park Capital, LLC	Yes	Audit Compensation Governance	—
Gerald Volas	65	2015	Chief Executive Officer of the Company	No	None	Trex Company, Inc.
Carl T. Camden	65	2015	President, iPSE-U.S., the Association of Independent Workers	Yes	Audit Compensation Governance	—
Joseph S. Cantie	56	2015	Former Executive Vice President and Chief Financial Officer of TRW Automotive Holdings Corp.	Yes	Audit (Chair) Compensation Governance	Delphi Technologies PLC Summit Materials, Inc.
Tina M. Donikowski	60	2018	Former Vice President, Global Locomotive Business of General Electric	Yes	Audit Compensation Governance	CIRCOR International Advanced Energy Industries, Inc. Atlas Copco (Sweden)
Mark A. Petrarca	56	2015	Senior Vice President of Human Resources and Public Affairs, A. O. Smith Corporation	Yes	Audit Compensation (Chair) Governance	—
Nancy M. Taylor	60	2018	Former President and CEO of Tredegar Corporation	Yes	Audit Compensation Governance (Chair)	Lumber Liquidators Holdings, Inc. Verso Corporation

Executive Compensation (page 26)

Our compensation programs are designed to attract, retain and incentivize executive officers to focus on critical business objectives, to appropriately balance risks and rewards and to effectively lead our business. The fundamental principles of our compensation programs are to reward executive officers based on company performance, both in achieving performance goals and by making effective strategic decisions, and to align executive officers’ interests with the long-term interests of our shareholders.

We believe that having a significant ownership interest in our stock is critical to aligning the interests of executive officers with the long-term interests of our shareholders. Accordingly, equity awards in the form of restricted stock and stock options with extended vesting periods, as well as awards that vest only upon the achievement of performance goals, are an important component of compensation for our executive officers. The value ultimately realized from equity awards depends on the long-term performance of our common stock.

At our Annual Meeting in 2019, approximately 98% of the votes cast were voted in favor of our say-on-pay proposal, suggesting that an overwhelming majority of our shareholders approve of our executive compensation programs and philosophy.

TopBuild Corp. - Proxy Statement 3

Ratification of Auditor Appointment (page 41)

We are asking our shareholders to ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Below is summary information about fees billed to us by PricewaterhouseCoopers LLP for services provided in the years ended December 31, 2018 and 2019:

	Year Ended December 31, 2018 ($)	Year Ended December 31, 2019 ($)
Audit Fees	2,737,125	2,079,600
Audit-Related Fees	—	—
Tax Fees	30,000	—
All Other Fees	2,759	2,700
TOTAL	2,769,884	2,082,300

Advisory Vote to Approve Executive Compensation (page 42)

We are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers. We believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, as they support achieving our goals with appropriate levels of risk and are aligned with shareholder interests, including:

•	long-term equity incentive awards with performance-based vesting;
•	a balanced mix of long-term incentives including stock options and restricted stock awards to motivate long-term performance and reward executives for gains in the stock price;
•	very limited perquisites;
•	stock ownership requirements for officers; and
•	annual incentive compensation bonuses tied directly to performance and capped at varying percentages of base salary, limiting excessive awards for short-term performance.

TopBuild Corp. - Proxy Statement 4

PROXY STATEMENT

2020 Annual Meeting

The 2020 Annual Meeting of Shareholders of TopBuild Corp. (the “Annual Meeting”) will be held at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Boulevard, Orlando, Florida 32827 at 10:00 AM Eastern Time on April 27, 2020 for the purposes set forth in the accompanying Notice of the 2020 Annual Meeting of Shareholders. This Proxy Statement is being furnished to our shareholders of record as of March 2,  2020 (the “Record Date”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) for the Annual Meeting and at any adjournments or postponements of the Annual Meeting. We refer to TopBuild Corp. in this Proxy Statement as “we,” “us,” “our,” the “Company” or “TopBuild.”

About TopBuild

We are a leading installer and distributor of insulation and other building products to the United States construction industry.  We provide insulation and building material services nationwide through our TruTeam contractor services business, which has approximately 200 installation branches located across the country. We distribute insulation and insulation accessories, as well as other building material products, including rain gutters, fireplaces, closet shelving, and roofing materials, through our Service Partners business, which has approximately 75 distribution centers located in 32 states. Further, through our Home Services subsidiary and our Environments For Living® program, we offer a number of services and tools designed to assist builders with applying the principles of building science to new home construction.  We offer pre-construction plan reviews using industry-standard home-energy analysis software, various inspection services, and diagnostic testing.  We believe our Home Services subsidiary is one of the largest Home Energy Rating System Index (HERS) raters in the United States.

Our principal executive office is located at 475 North Williamson Boulevard, Daytona Beach, Florida 32114‑7101. Our telephone number is (386) 304‑2200 and our website is www.topbuild.com. Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “BLD”. Our internet website and the information thereon or connected thereto is not incorporated into or made a part of this Proxy Statement.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Q:	Why is TopBuild distributing this Proxy Statement?

A:

The Board is soliciting your proxy to vote at the Annual Meeting (to be held on April 27, 2020) and at any postponements or adjournments of the Annual Meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of printed materials?

A:

We have elected to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish proxy materials to shareholders via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice instructs you on how to access and review this Proxy Statement and our 2019 Annual Report as well as how to vote via the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. As stated in the Notice, the request should be made on or before April 13, 2020, to facilitate timely delivery.

We commenced mailing the Notice on or about March 18, 2020 to shareholders of record as of the Record Date. We also commenced mailing a printed copy of this Proxy Statement and form of proxy on or about March 18, 2020 to those shareholders who previously elected to receive a printed copy of our proxy materials.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Only shareholders of record as of the close of business on the Record Date, March 2, 2020, are entitled to vote at the Annual Meeting. On that date, there were 33,502,605 shares of our common stock outstanding and entitled to vote.

Q:	How many shares must be present to conduct the Annual Meeting?

TopBuild Corp. - Proxy Statement 5

A:

We must have a “quorum” present in person or by proxy to hold the Annual Meeting. A quorum is achieved through the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of all outstanding common stock of the Company entitled to vote at the Annual Meeting. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the existence of a quorum.

Q:	What am I voting on?

A:	Three (3) proposals are scheduled for a vote at the Annual Meeting:

☐ Election of each of Alec C. Covington, Gerald Volas, Carl T. Camden, Joseph S. Cantie, Tina M. Donikowski, Mark A. Petrarca and Nancy M. Taylor as Directors to the Company’s Board of Directors;

☐ Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

☐ Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

As of the date of this Proxy Statement, our Board does not know of any other business to be presented at the Annual Meeting.

Q:	How does the Board recommend that I vote?

A:	The Board’s recommendation for each proposal is set forth in this Proxy Statement together with the description of each proposal. In summary, the Board recommends a vote:

☐ FOR the election of each of Alec C. Covington, Gerald Volas, Carl T. Camden, Joseph S. Cantie, Tina M. Donikowski, Mark A. Petrarca and Nancy M. Taylor as Directors;

☐ FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

☐ FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Q:	How do I vote before the Annual Meeting?

A:

You may vote your shares before the Annual Meeting (1) by telephone, (2) via the Internet, or (3) by completing and mailing a proxy card if you received your proxy materials by mail. If you vote by telephone or via the Internet, you do not need to return your proxy card or voting instruction form. With respect to the election of directors, you may vote “FOR” all of the nominees to the Board, you may vote against any nominee you specify, you may vote against all of the nominees as a group or abstain from voting. For all other proposals described in this Proxy Statement, you may vote “FOR” or “AGAINST” or abstain from voting.

Q:	May I vote in person at the Annual Meeting?

A:

Yes, you may vote your shares at the Annual Meeting if you attend in person. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy or voting instructions as described above, or as directed by your broker if you hold your shares through a broker, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

TopBuild Corp. - Proxy Statement 6

A:

If your shares are registered in your name on the Company’s books and records or with our transfer agent, Computershare, you are the “shareholder of record” of those shares, and this Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided directly to you. In contrast, if you purchased your shares through a brokerage or other financial intermediary, the brokerage or other financial intermediary will be the “shareholder of record” of those shares. Generally, when this occurs, the brokerage or other financial intermediary will automatically put your shares into “Street Name,” which means that the brokerage or other financial intermediary will hold your shares in its name or another nominee’s name and not in your name, but will keep records showing you as the real or “beneficial owner.” If you hold shares beneficially in Street Name, this Notice of Annual Meeting and Proxy Statement and any accompanying documents will have been forwarded to you by your broker, bank or other holder of record.

Q:	How do I vote if my bank or broker holds my shares in “Street Name”?

A:

If you hold shares beneficially, you may vote by submitting the voting instruction form you received from your broker. Telephone and Internet voting may also be available – please refer to the voting instruction card provided by your broker. If you hold your shares in Street Name and wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the brokerage or other financial intermediary that holds your shares giving you the right to vote the shares in person at the Annual Meeting.

Q:	How many votes do I have?

A:

Each share of common stock that you own as of the close of business on the Record Date (March 2, 2020) entitles you to one (1) vote on each matter to be voted upon at the Annual Meeting. As of the close of business on the Record Date, there were 33,502,605 shares of our common stock outstanding.

Q:	May I change my vote?

A:

Yes, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting at TopBuild Corp., Attention: W. Joe Jacumin, Jr., Assistant Corporate Secretary, 475 North Williamson Boulevard, Daytona Beach, Florida 32114‑7101. Submitting a proxy card will revoke votes you may have made with a previous proxy card. You may withdraw your vote at the Annual Meeting and vote in person by giving written notice to our Corporate Secretary (the “Corporate Secretary”). You may also revoke your vote without voting by sending written notice of revocation by April 24, 2020, to the Corporate Secretary at the above address. Attendance at the meeting will not by itself revoke a previously granted proxy.

If you hold your shares in Street Name and wish to change your vote, you must follow the directions provided by your brokerage or other financial intermediary.

Q:	How are my shares voted if I submit a proxy card but do not specify how I want to vote?

A:

If you submit a properly executed proxy card but do not specify how you want to vote, your shares will be voted “FOR” the election of each of the Company’s nominees for director; “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and “FOR” advisory approval of the compensation of the Company’s named executive officers.

If other business is properly brought before the Annual Meeting, the persons named on the proxy card will vote on such other matters in their discretion.

If you hold your shares in Street Name, see the question below “Will my shares be voted if I don’t provide instructions to my broker?”

TopBuild Corp. - Proxy Statement 7

Q:	How many votes are needed to approve each of the proposals?

A:	Proposal	Vote Required	Broker Discretionary Voting Allowed
	Election of Directors	Majority of votes cast	No
	Ratification of Appointment of PricewaterhouseCoopers LLP	Majority of votes cast	Yes
	Advisory Vote on Executive Compensation	Majority of votes cast	No

Election of Directors. Article 2 of our Amended and Restated Bylaws provides for director majority voting in uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. For election or reelection to the Board in an uncontested election, a director must receive more votes cast in favor of such director’s election than cast against such director’s election. Under Article 3.11 of our Amended and Restated Bylaws, promptly following the annual meeting at which a person is elected as a director, such person must deliver an irrevocable resignation effective upon such persons’ failure to receive the required vote for reelection at the next meeting at which such person would face reelection, and upon acceptance of such resignation by the Board. Any such resignation will be reviewed by the Governance Committee, and, within 90 days after the election, the independent members of the Board will determine whether to accept, reject or take other appropriate action with respect to the resignation. Absent a compelling reason for the director to remain on the Board, the Board shall accept such resignation. Abstentions and broker non-votes will not be counted as votes cast for or against a director and will not affect the outcome of the vote.

Ratification of the Appointment of PricewaterhouseCoopers LLP. The affirmative vote of the holders of a majority of the votes cast is required for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast for or against this proposal and will not affect the outcome of the vote.

Advisory Vote on Compensation of Named Executive Officers. The affirmative vote of the holders of a majority of the votes cast is required for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast for or against this proposal and will not affect the outcome of the vote.

Q:	What is the effect of an abstention?

A:

The shares of a shareholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareholder is present in person or represented by proxy. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting has no effect on the election of directors. In addition, abstentions will not be counted as votes cast for or against the proposals to ratify the appointment of PricewaterhouseCoopers LLP or to approve, on an advisory basis, the compensation of our named executive officers.

Q:	Will my shares be voted if I don’t provide instructions to my broker?

A:

If you are the beneficial owner of shares held in “Street Name” by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions at least ten (10) days prior to the Annual Meeting date, your broker will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (we refer to the latter case as a broker non-vote). In the case of a broker non-vote, your broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.

Under NYSE rules, only the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 is a “routine” matter, on which your broker will be allowed to vote without specific voting instructions.

All other proposals described in this Proxy Statement, including, without limitation, the election of directors, are “non-routine” matters on which your broker will not be allowed to vote unless you provide your broker with specific voting instructions on these proposals.

TopBuild Corp. - Proxy Statement 8

Your vote is important, and we strongly encourage you to vote your shares by following the instructions provided on the Notice, the proxy card or the voting instruction form provided by your broker. Please vote promptly.

Q:	Who will count the votes?

A:	Votes will be counted by representatives of Broadridge Financial Solutions, Inc.

Q:	Do shareholders have any appraisal or dissenters’ rights on the matters to be voted on at the Annual Meeting?

A:

No, shareholders of the Company will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this Proxy Statement to be acted upon at the Annual Meeting.

Q:	What do I need for admission to the Annual Meeting?

A:

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial holders of our common stock as of the Record Date, individuals holding a valid proxy from a record holder, and other persons authorized by the Company. If you are a shareholder of record, your name will be verified against the list of shareholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to present photo identification for admission. If you hold your shares in Street Name, you will need to provide proof of beneficial ownership on the Record Date, such as a brokerage account statement showing that you owned shares of our common stock as of the Record Date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the Record Date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures described above upon request, you may not be admitted to the Annual Meeting or any adjournment or postponement thereof.

Q:	Who pays for the Company’s solicitation of proxies?

A:

The Company bears the cost of the solicitation of proxies. In addition to mail and email, proxies may be solicited personally, via the Internet, by telephone, by facsimile, or by our employees without additional compensation. We will reimburse brokers and other persons holding shares of our common stock in their names, or in the names of nominees, for their expenses (in accordance with the fee schedule approved by the NYSE) for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:	How can I find out the results of the voting at the Annual Meeting?

A:

We will announce the results of the voting at the Annual Meeting promptly once they are available and will report final results in a Current Report on Form 8‑K filed with the SEC on or prior to the fourth business day immediately following the Annual Meeting.

TopBuild Corp. - Proxy Statement 9

Q:	What is “householding” and how does it work?

A:

SEC rules permit us to deliver only one (1) copy of our annual report and this Proxy Statement or the Notice to multiple shareholders who share the same address and have the same last name, unless we received contrary instructions from a shareholder. This delivery method, called “householding,” reduces our printing and mailing costs. Shareholders who participate in householding and who request to receive printed proxy materials will continue to receive separate proxy cards.

We will deliver promptly upon written or oral request a separate copy of our annual report and Proxy Statement or Notice to any shareholder who received these materials at a shared address. To receive a separate copy of the 2019 Annual Report or this Proxy Statement, or if you wish to receive separate copies of future annual reports and/or Proxy Statements, please contact our Investor Relations department by telephone at (386) 763‑8801 or in writing at 475 North Williamson Boulevard, Daytona Beach, Florida 32114‑7101.

If you and other shareholders of record with whom you share an address currently receive multiple copies of annual reports and/or Proxy Statements, or if you hold stock in more than one (1) account and, in either case, you wish to receive only a single copy of the annual report or Proxy Statement for your household, please contact our transfer agent, Computershare, at (866) 230‑0666.

If you are a beneficial owner, you can request additional copies of the annual report and Proxy Statement or you may request householding information from your bank, broker or nominee.

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CORPORATE GOVERNANCE

Strong governance is a critical part of our corporate culture. The following provides an overview of certain of our governance practices:

Board of Directors	Board Alignment with Shareholders

•      Annual election of directors

•      Separate Chair and CEO roles

•      Independent Chair

•      Majority voting for uncontested Director elections

•      All directors attended at least 75% of the board and committee meetings

•      All directors are expected to attend the Annual Meeting

•      Annual equity grants align directors and executives with shareholders

•      Annual advisory approval of executive compensation

•      Stock ownership requirements for officers and directors

•      Prohibition on insider hedging of our equity securities

Board Composition	Board Committees
• All independent directors, other than Chief Executive Officer • Diverse Board • 4 current or former Chief Executive Officers	• All members of the committees of the Board are independent directors • Each Board committee has a charter that establishes its roles and responsibilities • 4 financial experts on the Audit Committee
Board Processes	Compensation

•      Independent directors meet regularly without management present

•      Annual Board and Committee self-assessments

•      Board orientation/evaluation program

•      Board plays active role in risk oversight

•      Corporate Governance Guidelines approved by Board

• Executive compensation is tied to performance • Incentive plan claw-backs •Independent advisor hired by the Compensation Committee
Shareholder Rights	Integrity and Compliance

•      No supermajority voting provisions to amend certificate of incorporation and bylaws

•      Shareholders that meet eligibility requirements may submit director candidates for election in TopBuild’s proxy statement through its proxy bylaw provisions

• Code of Business Ethics for all officers and employees • Environmental, health and safety guidelines • Annual training on ethical behavior for managers and salaried employees

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that contain general principles regarding the responsibilities and function of our Board and Board Committees. The Guidelines set forth the Board’s governance practices with respect to leadership structure, Board meetings and access to senior management, director compensation, director qualifications, Board performance, management evaluation and succession planning and enterprise risk management. The Guidelines are available at: http://www.topbuild.com/Investors/Corporate-Governance/Governance-Documents/.

The Board has also adopted a Code of Business Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other senior officers, in accordance with applicable rules and regulations of the SEC and the NYSE. Our Code of Business Ethics is available at: http://www.topbuild.com/Investors/Corporate-Governance/Governance-Documents/.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the roles of Chairman of the Board and Chief Executive Officer may be separate or combined. However, if our Chairman of the Board does not qualify as independent, then the Board must select a lead independent director to coordinate with the Chairman of the Board and chair executive sessions of the independent directors. The Board currently separates the roles of Chairman of the Board and Chief Executive Officer. Alec C. Covington, an independent director, currently serves as the Chairman of the Board. We believe that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs, is more conducive to objective evaluation and oversight of management’s performance, increases management accountability and improves the Board’s ability to monitor whether management’s actions are in the best interests of the Company and its shareholders.

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The Board’s independent oversight function is further enhanced by the fact that all three (3) Committees are composed entirely of independent directors, the directors have complete access to management, the Board and these Committees may retain their own advisors and the independent Compensation Committee regularly evaluates the performance of our senior executive officers against pre-determined goals.

Executive Sessions

The Board regularly meets in executive session of only non-management directors, without management present, with Alec C. Covington, Chairman of the Board, presiding.

Annual Board and Committee Self-Assessments

Our Board and each committee conduct an annual self-assessment designed to determine whether the Board and the committees are functioning effectively and to provide them with an opportunity to improve their effectiveness. The self-assessment, overseen by the Governance Committee, enables directors to provide confidential feedback on a variety of topics ranging from Board and committee structure and composition, culture, responsibility and accountability of directors and individual directors. A summary of the results is presented to the Board and each committee, which each consider ways in which effectiveness may be enhanced. While the formal Board and committee self-evaluation is conducted on an annual basis, the directors share perspectives, feedback and suggestions year-round.

Majority Vote Standard for Election of Directors; Director Resignation Policy

Article 2 of our Amended and Restated Bylaws provides for director majority voting in uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. For election or reelection to the Board in an uncontested election, a director must receive more votes cast in favor of such director’s election than cast against such director’s election. Under Article 3.11 of our Amended and Restated Bylaws, promptly following the annual meeting at which a person is elected as a director, such person must deliver an irrevocable resignation effective upon such persons’ failure to receive the required vote for reelection at the next meeting at which such person would face reelection, and upon acceptance of such resignation by the Board. Any such resignation will be reviewed by the Governance Committee, and, within 90 days after the election, the independent members of the Board will determine whether to accept, reject or take other appropriate action with respect to the resignation. Absent a compelling reason for the director to remain on the Board, the Board shall accept such resignation.

Certain Relationships and Related Party Transactions

The Board has adopted a related person transactions policy that requires the Board, or a designated committee thereof consisting solely of independent directors, to approve or ratify any transaction involving us in which any director, director nominee, executive officer, 5% beneficial owner of our common stock or any of their immediate family members has a direct or indirect material interest. This policy covers financial transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships, including indebtedness and guarantees of indebtedness, as well as transactions involving employment and similar relationships. This policy excludes transactions determined by the Board or a committee of independent directors not to create or involve a material interest on the part of the related person, such as transactions involving the purchase or sale of products or services in the ordinary course of business in transactions of $120,000 or less, transactions in which the related person’s interest is derived solely from service as a director of another entity that is a party to the transaction and transactions in which the related person’s interest derives solely from his or her ownership (together with that of any other related persons) of less than 10% of the equity interests in another entity (other than a general partnership interest) which is a party to the transaction. The policy requires directors, director nominees and executive officers to provide prompt written notice to the Corporate Secretary of any related person transaction so it can be reviewed by the Board or a designated committee thereof consisting solely of independent directors to determine whether the related person has a direct or indirect material interest. If the Board or a designated committee thereof consisting solely of independent directors determines that this is the case, the Board or such committee will consider all relevant information to assess whether the transaction is in, or not inconsistent with, our best interests and the best interests of our shareholders. The Board reviews this policy annually and makes changes as appropriate.

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Compensation Committee Interlocks and Insider Participation

In 2019, each of our non-employee directors served on our Compensation Committee, and none of our executive officers or directors was a member of the board of directors of any other company where the relationship would be considered a compensation committee interlock under SEC rules.

Potential Director Candidates

The Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the full Board. We expect our Board to consist of individuals with appropriate skills and experiences to meet Board governance responsibilities and to contribute effectively to our Company. The Governance Committee seeks to ensure that the Board reflects a range of talents, skills, diversity and expertise, particularly in the areas of accounting and finance, management, domestic markets, governmental/regulatory and leadership, sufficient to provide sound and prudent guidance with respect to our operations and interests. Our Board seeks to maintain a diverse membership, but does not currently have a separate policy on diversity.

The Governance Committee does not have a specific policy regarding consideration of any director candidates recommended by shareholders. The Governance Committee will consider director candidates recommended by shareholders, using the same criteria as for other candidates. Shareholders may submit recommendations in accordance with the procedures for nominations and proposals for other business to be brought at the Annual Meeting, as set forth in this Proxy Statement.

Risk Management

While our management is responsible for the day-to-day management of risks to the Company, our Board has broad oversight responsibility for our risk management programs.

Our Board exercises risk management oversight and control both directly and indirectly, the latter through various Board committees. Our Board regularly reviews information regarding the Company’s credit, liquidity and operations, including the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation policies and practices. The Audit Committee is responsible for oversight of financial risks, including the steps the Company has taken to monitor and mitigate these risks. Additionally, the Audit Committee is also responsible for oversight risks related to the Code of Business Ethics with respect to executive officers and senior financial officers. The Governance Committee is responsible for oversight of risks related to corporate governance and, in its role of reviewing and maintaining the Company’s Corporate Governance Guidelines and Code of Business Ethics, manages risks associated with the independence of the Board and potential conflicts of interest. Each of the Board’s committees apprises the full Board with respect to the foregoing, and the Company’s Chief Executive Officer reports to the Board with respect to the known risks regarding the Company’s business and strategy.

Culture of Ethics and Training

The Company is committed to the highest ethical standards in interactions with our employees, customers, suppliers and the public.

For its employees and managers, the Company has established training and development programs on ethics, wellness and professional development:

•	Annual ethics training for all managers and salaried personnel, including training on our Code of Business Ethics with an acknowledgment by employees completing the training.
•	Annual anti-bribery training for all managers and salaried personnel.
•	Anti-harassment training for all managers and salaried employees, every other year (more frequently where mandated by state laws).
•	Workplace violence training for managers and HR managers
•	Performance management training on-demand for all managers and salaried personnel.
•	Annual compensation training for managers.
•	Progressive discipline and personal accountability training on-demand for all branch personnel.

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Accuracy of Public Disclosures

It is the Company’s policy that all public disclosure made by the Company should be accurate and complete, fairly present in all material respects the Company’s financial condition and results of operations, and be made on a timely basis as required by applicable laws and securities exchange requirements. To oversee this policy, a Disclosure Committee and a Disclosure Committee Charter has been adopted by the Chief Executive Officer and Chief Financial Officer. The purpose of the Disclosure Committee is to ensure that the information required to be disclosed by the Company in the reports it files or submits to the Securities and Exchange Commission and other information the Company publicly discloses is recorded, processed, summarized and reported accurately to senior management of the Company, as appropriate to allow timely decisions regarding such disclosure.

Prohibition on Hedging

We maintain a securities trading policy that applies to our directors, officers and employees, family members of the foregoing persons, and trusts, corporations and other entities controlled by any of the foregoing persons. Our securities trading policy prohibits the foregoing persons and their respective trusts, corporations and other entities controlled by them from engaging in any hedging transactions that are designed to hedge or offset any decrease in the market value of our equity securities. Prohibited hedging transactions include, without limitation, the use of variable forward contracts, equity swaps, collars and exchange funds. We believe this policy is important to help ensure that our officers, directors and other personnel have the same objectives as our public shareholders.

Shareholder Engagement

We listen to our stakeholders to better understand their priorities and determine how we best can respond to their needs while supporting our investment strategy. Key investors provide input throughout the year at sell-side sponsored industry conferences, on conference calls and during individual meetings. In 2019, our CFO and investor relations team attended eight conferences and hosted individual investor meetings with over 124 separate institutions.  While most discussions concern our operations, business performance and long-term strategy, we also stress our firm commitment to managing and growing our business in a sustainable and socially responsible manner in line with our core values. We encourage you to read our second annual Sustainability Report on our website.

Corporate Governance Documents

Current copies of the following corporate governance documents are on our website at: http://www.topbuild.com/Investors/Corporate-Governance/Governance-Documents/:

•	Corporate Governance Guidelines
•	Code of Business Ethics
•	Audit Committee Charter
•	Compensation Committee Charter
•	Governance Committee Charter

We will provide any of these documents in print to any shareholder upon written request to TopBuild Investor Relations, 475 North Williamson Boulevard, Daytona Beach, Florida 32114‑7101.

In addition, our current Amended and Restated Bylaws are filed with our Annual Report on Form 10‑K for fiscal 2019 that was filed with the SEC on February 25, 2020.

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Communications to the Board

Shareholders and other parties interested in communicating directly with the Board, an individual director, the non-management directors as a group, or a Board Committee should send such communications to the following address:

TopBuild Corp.

c/o Corporate Secretary

475 North Williamson Boulevard

Daytona Beach, Florida 32114‑7101

The Corporate Secretary will receive and process all communications. The Corporate Secretary will forward all communications unless the Corporate Secretary determines that a communication is a business solicitation or advertisement, or is a request for general information about the Company.

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PROPOSAL 1: ELECTION OF DIRECTORS

Other than our Chief Executive Officer, who serves as a director, our board of directors currently consists entirely of independent directors, all of whom the Board has affirmatively determined satisfy the Company’s Director Independence Standards (“Categorical Standards”), which track the NYSE director independence standards. The authorized number of directors is seven.

The Company’s Amended and Restated Certificate of Incorporation provides that all directors serve for a term of one year that expires at the following year’s annual meeting of shareholders. Unless otherwise instructed, the shares represented by validly submitted proxy cards will be voted “FOR” the election of the below listed nominees to serve as directors of the Company.

Management has no reason to believe that the below listed Board nominees will not be candidates or will be unable to serve as Directors. However, in the event that any of the below listed Board nominees should become unable or unwilling to serve as Director(s), the proxy card will be voted for the election of such alternate person(s) as shall be designated by the Board. If any alternate person(s) is/are designated by the Board to serve as Director nominee(s), the Company will publicly notify shareholders by press release and will promptly distribute to shareholders revised proxy materials (including a revised proxy card if you requested to receive printed proxy materials) that (i) identify each such substitute nominee, (ii) disclose whether such substitute nominee has consented to being named in the revised Proxy Statement and is willing to serve if elected and (iii) include certain other disclosures required by applicable federal proxy rules and regulations with respect to each such substitute nominee. Under our Amended and Restated Certificate of Incorporation, vacancies on the Board shall, except as otherwise required by law, be filled solely by a majority of the directors then in office or by the sole remaining director, and each director so elected shall hold office for a term expiring at the next succeeding annual meeting of shareholders.

Below each Board nominee’s biography, we have included an assessment of the skills and qualifications of such nominee.

Information about Director Nominees

Alec C. Covington
Director Since: 2015 Managing Director, Haynes Park Capital, LLC Age: 63 Independent / Chairman of the Board Committees: Audit, Compensation and Governance Audit Committee Financial Expert

Experience:

Mr. Covington has served as Managing Director of Haynes Park Capital, LLC, a private investment and business consulting firm, since forming the company late in 2013. Mr. Covington served as the President and Chief Executive Officer of Nash-Finch Company, a food distribution company, from 2006 until the company merged with Spartan Stores, Inc. in 2013. From 2004 to 2006, he served as both President and Chief Executive Officer of Tree of Life, Inc., a specialty food distributor, and as a member of the Executive Board of Tree of Life’s parent corporation, Royal Wessanen NV, a corporation based in the Netherlands. From 2001 to 2004, Mr. Covington was Chief Executive Officer of AmeriCold Logistics, LLC, a company that specializes in temperature-controlled warehousing and logistics for the food industry. Prior to that time, Mr. Covington was the President of Richfood Inc. and Executive Vice President of Supervalu Inc.

Skills and Qualifications:

Mr. Covington has a strong background in distribution, supply chain operations and logistics. His significant leadership, executive management experience and expertise in the areas of management, operations and business development provide us with a broad-based understanding of areas important to our growth and operations. The Board has affirmatively determined that Mr. Covington is independent.

TopBuild Corp. - Proxy Statement 16

Gerald Volas
Director Since: 2015 Chief Executive Officer Age: 65 Committees: None

Experience:

Mr. Volas has served as our Chief Executive Officer since June 2015. Mr. Volas was a Group President at Masco Corporation (“Masco”) from 2006 to June 2015 and prior to that, President of Liberty Hardware Mfg. Corp., a Masco operating company, from 2001 to 2005. From 1996 to 2001, he served as a Group Controller supporting a variety of Masco operating companies; and from 1982 to 1996, he served in progressive financial roles including Vice President/Controller at BrassCraft Manufacturing Company, a Masco operating company. Mr. Volas is a Certified Public Accountant. Mr. Volas serves on the Board of Directors of Trex Company, Inc. (NYSE: TREX), a manufacturer of wood alternative decking and related products, and has served since March 2014. Mr. Volas will retire as Chief Executive Officer and member of the Board of Directors effective December 31, 2020.

Skills and Qualifications:

Mr. Volas’ leadership positions with Masco and Masco’s subsidiaries give him company-specific knowledge in all areas important to TopBuild’s performance including, among others, key markets, personnel, customer and supplier relationships, operations, marketing, finance and risk management.

Carl T. Camden
Director Since: 2015 President of iPSE-U.S., the Association of Independent Workers Age: 65 Independent Committees: Audit, Compensation and Governance

Experience:

Mr. Camden has served as the founder and President of iPSE-U.S., the Association of Independent Workers, a not-for-profit association supporting independent workers, since 2018. Mr. Camden formerly served as Chief Executive Officer of Kelly Services, Inc., a global provider of outsourcing and consulting services and workforce solutions, from 2006 to 2017 and as its President from 2001 to 2017. He joined Kelly Services in 1995 and has served in various executive roles with responsibilities for sales, marketing and strategy. Prior to joining Kelly Services, Mr. Camden was Senior Vice President and Director of Corporate Marketing for KeyCorp, a financial services company. He was a director of Temp Holdings Co., Ltd. from 2008 to 2017 and Kelly Services from 2002 to 2017. From 2006 to 2013, Mr. Camden was also a director of the Federal Reserve Bank of Chicago, Detroit Branch, serving as its Chairman from 2011 to 2013.

Skills and Qualifications:

Mr. Camden has significant experience and expertise in executive management, human resource strategies, labor dynamics, economics and marketing. His strong leadership skills as well as his considerable knowledge and experience in the factors that affect the labor market and global business operations are an asset to our Company. The Board has affirmatively determined that Mr. Camden is independent.

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Joseph S. Cantie
Director Since: 2015 Former Chief Financial Officer, TRW Automotive Holdings Corp. Age: 56 Independent Committees: Audit (Chair), Compensation and Governance Audit Committee Financial Expert

Experience:

Mr. Cantie is the former Executive Vice President and Chief Financial Officer of TRW Automotive Holdings Corp., a diversified global supplier of automotive systems, modules and components, a position he held from February 2003 until January 2016. From 2001 to 2003, Mr. Cantie was Vice President, Finance for the automotive business of TRW, Inc., a global aerospace, systems and automotive conglomerate. Mr. Cantie served as TRW Inc.’s Vice President, Investor Relations from 1999 until 2001. From 1996 to 1999, Mr. Cantie was employed by LucasVarity plc, serving in several executive positions, including Vice President and Controller. Prior to joining LucasVarity, Mr. Cantie was employed as a certified public accountant with the international accounting firm of KPMG. Mr. Cantie is a director of Delphi Technologies PLC (NYSE: DLPH), an automotive parts company, and Summit Materials, Inc. (NYSE: SUM), a vertically-integrated construction materials company.

Skills and Qualifications:

Mr. Cantie has significant experience leading the finance organization of a large company. His background and expertise provide us with a deeper understanding of finance, financial operations, capital markets and investor relations. The Board has affirmatively determined that Mr. Cantie is independent.

Tina M. Donikowski
Director Since: 2018 Former Vice President, Global Locomotive Business of General Electric Age: 60 Independent Committees: Audit, Compensation and Governance Audit Committee Financial Expert

Experience and Qualifications:

Ms. Donikowski retired from General Electric in 2015 after serving for 38 years in a variety of leadership positions. The most recent were Former Vice President, Global Locomotive Business of General Electric and Former Vice President, Propulsion Business of General Electric.  Ms. Donikowski currently serves on the Board of Directors of CIRCOR International (NYSE: CIR), Atlas Copco AB (STOCKHOLM: ATCO), and Advanced Energy Industries, Inc. (NASDAQ: AEIS) and ERIEZ Magnetics, a private company, as well as on the Board of Trustees of both Gannon University and The Boys & Girls Club of Erie, Pennsylvania. Ms. Donikowski holds a Bachelor of Science degree in Industrial Engineering and an Honorary Doctorate from Gannon University.

Skills and Qualifications:

Ms. Donikowski brings with her considerable executive leadership experience derived from her 38‑year tenure with General Electric, together with her experience serving as a director of both U.S. and foreign publicly-traded companies.  The Board has affirmatively determined that Ms. Donikowski is independent.

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Mark A. Petrarca
Director Since: 2015 Senior Vice President of Human Resources and Public Affairs, A. O. Smith Corporation Age: 56 Independent Committees: Audit, Compensation (Chair) and Governance

Experience:

Mr. Petrarca has served as the Senior Vice President of Human Resources and Public Affairs of A. O. Smith Corporation, a global manufacturer of residential and commercial water heating equipment, since 2005. In this role, he is responsible for all human resource activities, including policy and strategy development, performance management, employee relations, compensation and benefits and organizational development and succession planning, as well as public affairs and communications. Mr. Petrarca joined A. O. Smith Corporation in 1999, serving as Vice President-Human Resources for its Water Products Company until 2005. Mr. Petrarca was previously employed as Director of Human Resources for Strike Weapon Systems, a division of Raytheon Systems Company, and in various manufacturing and human resources positions at the Defense Systems and Electronics Group of Texas Instruments.

Skills and Qualifications:

Mr. Petrarca brings strong expertise in domestic and international human resources and insight into employee relations issues, public affairs and communications. He provides us with valuable experience in policy and strategy development, performance management, organizational development, succession planning, executive compensation and mergers and acquisitions. He also has a deep understanding of the building products industry. The Board has affirmatively determined that Mr. Petrarca is independent.

Nancy M. Taylor
Director Since: 2018 Age: 60 Former President and CEO of Tredegar Corporation Independent Committees: Audit, Compensation and Governance (Chair) Audit Committee Financial Expert

Experience:

Ms. Taylor served as the President and CEO of Tredegar Corporation, a global manufacturing company, from 2010 until her departure from the company in 2015. During her 24‑year career with Tredegar, Ms. Taylor held a variety of leadership positions, including President of Tredegar Film Products, Senior Vice President, Strategy and General Counsel. Taylor currently serves as Chair of the Board of Lumber Liquidators Holdings, Inc. (NYSE:LL), serves on the Board of Directors of Verso Corporation (NYSE: VRS),  and is Chairman of the Board of the Boys & Girls Club of Metro Richmond (Virginia).

Skills and Qualifications:

Ms. Taylor has significant executive and board leadership experience, deep corporate governance knowledge and a strong background in the commercial construction market. She also has significant experience in operations, mergers and acquisitions, strategic planning and risk management. The Board has affirmatively determined that Ms. Taylor is independent.

The Board recommends that you vote “FOR” the election of each of Alec C. Covington, Gerald Volas, Carl T. Camden, Joseph S. Cantie, Tina M. Donikowski, Mark A. Petrarca and Nancy M. Taylor as Directors.

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BOARD OF DIRECTORS AND COMMITTEES

Board Meetings and Committees

Our business is managed under the direction of the Board. The Board has established the following standing committees: Audit; Compensation; and Governance. The membership and function of each committee is described herein.

In fiscal 2019, the Board held five (5) regularly scheduled meetings and met telephonically one (1) time. Ms. Donikowski did not attend one (1) of the telephonic meetings of the Board, and Mr. Camden did not attend one (1) of the regularly scheduled meetings.  Additionally, our Audit Committee met four (4) times, our Governance Committee met five (5) times, and our Compensation Committee met four (4) times. Each of our incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served. Directors are expected to attend the Annual Meeting. All of the Directors attended the 2019 Annual Meeting of shareholders.

COMMITTEES OF THE BOARD

Each Committee has a written charter that sets forth in detail the duties and responsibilities of the Committee. Current copies of each of the Committee charters are available on our website at: http://www.topbuild.com/ Investors/Corporate-Governance/Governance-Documents/.

Audit Committee

Roles and responsibilities:	Fiscal 2019 Membership

•      Appointing and overseeing a firm to serve as the independent registered public accounting firm to audit our financial statements;

•      Ensuring the independence of the independent registered public accounting firm;

•      Discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end financial results;

•      Reviewing and reassessing the adequacy of our Code of Business Ethics;

•      Establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•      Measuring the adequacy of our internal controls and internal audit function; and

•      Approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Joseph S. Cantie (Chair)

Carl T. Camden

Alec C. Covington

Tina M. Donikowski

Mark A. Petrarca

Nancy M. Taylor

No. of Meetings in FY 2019:

Four (4)

Independence:

•      All members of the Audit Committee meet the independence standards and requirements of the NYSE and the SEC

•      The Board has determined that Directors Cantie, Covington, Donikowski and Taylor qualify as “audit committee financial experts” as defined by SEC rules

Governance Committee

Roles and responsibilities:	Fiscal 2019 Membership

•      Identifying and recommending candidates for officers and membership on our Board of Directors and recommending directors for appointment to the committees of our Board of Directors;

•      Reviewing the adequacy of our Code of Business Ethics as it relates to directors and executive officers, and overseeing compliance with the Code of Business Ethics by directors;

•      Overseeing the process of evaluating the performance of the Board and management;

•      Overseeing an orientation and continuing education program for directors; and

•      Assisting the Board on corporate governance matters, including reviewing and recommending any proposed changes to our Corporate Governance Guidelines, Code of Business Ethics, Amended and Restated Bylaws and Amended and Restated Certificate of Incorporation.

Nancy M. Taylor (Chair)

Alec C. Covington

Carl T. Camden

Joseph S. Cantie

Tina M. Donikowski

Mark A. Petrarca

No. of Meetings in FY 2019:

Five (5)

Independence:

•      All members meet the independence standards and requirements of the NYSE

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Compensation Committee

Roles and responsibilities:	Fiscal 2019 Membership

•      Reviewing and approving the Company’s compensation and benefits policies generally (subject, if applicable, to shareholder ratification), including reviewing and approving incentive compensation plans and equity-based plans of the Company;

•      Making recommendations to the Board with respect to incentive compensation plans and equity-based plans;

•      Approving and ratifying the grant of awards under the Company’s incentive compensation and equity-based plans, including amendments to the awards made under any such plans, and reviewing and monitoring awards under such plans;

•      Reviewing and approving corporate goals and objectives relevant to executive compensation for each of the Company’s senior corporate executives, evaluating each executive’s performance in light of such goals and objectives, and setting each executive’s compensation based on such evaluation and other factors as the Committee deems appropriate and in the best interests of the Company; and

•      Determining the long-term incentive compensation component of senior corporate executives’ compensation by considering such factors as the Committee deems appropriate and in the best interests of the Company.

Committee Advisors:

•      Role of Executive Officers. The Chief Executive Officer (“CEO”) and certain other executives assist the Compensation Committee with its review of the compensation of our officers. At the Compensation Committee’s request, the CEO provides input for the Compensation Committee to consider regarding the performance and appropriate compensation of the named executive officers other than himself. The CEO does not participate in the Compensation Committee’s deliberations or decisions with regard to his own compensation. The Compensation Committee gives considerable weight to the CEO’s evaluation of the other named executive officers because of his direct knowledge of each executive.

•      Role of Compensation Consultants. Our Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser. In accordance with this authority, in March 2016, the Compensation Committee engaged Willis Towers Watson as its independent compensation consultant to provide it with objective and expert analyses, advice and information with respect to executive compensation. All executive compensation services provided by Willis Towers Watson will be directed or approved by the Compensation Committee. See “Compensation Discussion and Analysis” below.

Mark A. Petrarca (Chair)

Carl T. Camden

Joseph S. Cantie

Alec C. Covington

Tina M. Donikowski

Nancy M. Taylor

No. of Meetings in FY 2019:

Four (4)

Independence:

•      All members of the Committee are independent directors as defined by the NYSE and are not eligible to participate in any of our compensation plans or programs, except our Non-Employee Directors Equity Program

•      All members are “non-employee directors” (within the meaning of Rule 16b‑3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”))

Director Independence

Our Corporate Governance Guidelines and the rules of the NYSE require that a majority of the members of the Board be independent directors. Our Board has adopted its own director independence standards, the Categorical Standards, to assist it in assessing director independence. These Categorical Standards are in our Corporate Governance Guidelines  available on our website at: http://www.topbuild.com/Investors/Corporate-Governance/Governance-Documents/. The Categorical Standards have been designed to comply with the NYSE standards for director independence. For a director to be independent, the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. When assessing materiality, the Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director directly, immediate family members of the director, or organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Board further considers whether the transactions were at arm’s length in the ordinary course of business and whether the transactions were consummated on terms and conditions similar to those of unrelated parties.

After considering our Categorical Standards, as well as the NYSE independence standards and the transactions described above, the Board determined that none of the current directors or director nominees, other than Mr. Volas (who is a current employee of the Company), has a material relationship with the Company, and that each of these directors (other than Mr. Volas) is independent.

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The Board has also determined that all members of the Audit Committee meet the independence and financial literacy standards and requirements of the NYSE and the SEC. The Board has also determined that all members of the Compensation Committee meet the independence standards of the NYSE, and that all members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b‑3 of the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Code).

Summary

We have provided certain information about the capabilities, experience, skills and other qualifications of our directors in their biographies and as set forth above. The Board considered these qualifications in particular in concluding that each current director and director nominee is qualified to serve as a director of the Company. In addition, the Board has determined that each director and director nominee possess the skills, judgment, experience, reputation and commitment to make a constructive contribution to the Board.

DIRECTOR COMPENSATION

In 2019, as compensation for their service on our Board, each of our non-employee directors receive an annual retainer of $200,000, of which $80,000 is paid in cash and $120,000 is paid in the form of restricted stock. The vesting of all restricted stock grants to our non-employee directors fully accelerates upon our change in control.  Additionally, our Chairman of the Board receives an annual cash retainer of $150,000 for service in this position. The additional annual retainers for serving as Chair of the Audit Committee, Compensation Committee and Governance Committee are $20,000, $15,000 and $10,000, respectively. Our non-employee directors do not receive any perquisites. Mr. Gerald Volas, who is a director and Chief Executive Officer of our company, does not receive additional compensation for service as a director. The table below shows compensation for the year ended December 31, 2019.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Alec C. Covington	230,000	119,663	349,663
Carl T. Camden	80,000	119,663	199,663
Joseph S. Cantie	100,000	119,663	219,663
Tina M. Donikowski	80,000	119,663	199,663
Mark A. Petrarca	95,000	119,663	214,663
Nancy M. Taylor	86,750	119,663	206,413
Dennis W. Archer(3)	26,444	—	26,444
Margaret M. Whelan(3)	26,444	—	26,444

(1)

Gerald Volas, the Company’s Chief Executive Officer and a director, is not included in this table as he is an employee of the Company and receives no additional compensation for his service as a director. The compensation received by Mr. Volas as an employee of the Company is shown in the Summary Compensation Table.

(2)

This column reflects the grant date fair value of the entire amount of awards granted to our independent directors, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. These Stock Awards are scheduled to vest in full on the first anniversary of the grant date, subject to continued service.

(3)

Mr. Archer’s and Ms. Whelan’s  service on our Board of Directors concluded on April 29, 2019 at the 2019 Annual Meeting. Compensation for Mr. Archer and Ms. Whelan were prorated for 20 days of the second quarter. Each received a prorated amount of $26,444.

Non-Employee Director Stock Ownership Guidelines

Our Governance Committee has adopted a policy requiring that our non-employee directors own five (5) times their annual cash retainer in our common stock. These guidelines become effective upon a non-employee director’s election to the Board and give such directors five (5) years from the effective date to achieve the targeted ownership.  All of our non-employee directors have satisfied the guidelines or are on track to be in compliance with the guidelines within the five (5) year window.

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The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of TopBuild’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such report by reference.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the 2019 Annual Report with the Company’s management and independent registered public accounting firm.

Management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal controls systems, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of Auditing Standard No. 1301, Communications with Audit Committees issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent registered public accounting firm, as required by Independence Standard Board No. 1, Independence Discussions with Audit Committees. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10‑K for the year ended December 31, 2019, for filing with the U.S. Securities and Exchange Commission.

Audit Committee

Joseph S. Cantie (Chair)

Carl T. Camden

Alec C. Covington

Tina M. Donikowski

Mark A. Petrarca

Nancy M. Taylor

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COMMON STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND SIGNIFICANT SHAREHOLDERS

Directors and Executive Officers

The following table sets forth, as of March 2, 2020, beneficial ownership of TopBuild common stock by each executive officer named in the Summary Compensation Table in this Proxy Statement, each director or director nominee, and by all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by such person that are exercisable as of March 2, 2020 or that will become exercisable within 60 days thereafter are deemed outstanding for purposes of such person’s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Shares Beneficially Owned (#)	Percent of Class(2)
Gerald Volas(3)	358,135	1.1%
Robert M. Buck	49,933	*
John S. Peterson(4)	65,084	*
Steven P. Raia	12,586	*
Donald Walther(5)	1,881	*
Joseph S. Cantie(6)	19,250	*
Alec C. Covington	10,500	*
Carl T. Camden	10,500	*
Mark A. Petrarca(7)	10,500	*
Nancy M. Taylor	3,210	*
Tina M. Donikowski	3,210	*
All current directors and executive officers of the company as a group (11) persons(8)	558,586	1.7%

*Less than 1%

(1)	The address for each beneficial owner listed in this table is 475 North Williamson Boulevard, Daytona Beach, Florida 32114‑7101.
(2)	As of March 2, 2020, we had 33,502,605 shares of our common stock outstanding.
(3)	Includes options to acquire 113,240 shares of common stock, 131,199 shares held in a revocable living trust, of which Mr. Volas is the trustee, and 294 shares held in a retirement plan.
(4)	Includes options to acquire 16,759 shares of common stock.
(5)	Pro rata shares according to the Executive Severance Plan. Includes options to acquire 36 shares of common stock.
(6)	Includes 8,750 shares held in a revocable living trust, of which Mr. Cantie is the trustee.
(7)	Includes 8,800 shares held in a revocable living trust, of which Mr. Petrarca is the trustee.
(8)	Includes options to acquire 7,342 shares of common stock.

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Certain Other Shareholders

As of March 2, 2020, the following were beneficial owners of more than 5% of our outstanding common stock. Unless otherwise indicated, each beneficial owner had sole voting and dispositive power with respect to the common stock held. In accordance with SEC rules, information with respect to each shareholder identified in the table below is derived from its most recently dated Schedule 13G or 13D, as filed by it with the SEC. We do not know, nor do we have reason to believe that such information is not complete or accurate or that a statement or amendment should have been filed and was not.

Name of Beneficial Owner	Shares Beneficially Owned (#)	Percent of Class(1) (%)
BlackRock Inc.(2)	5,434,563	16.2%
The Vanguard Group(3)	3,768,561	11.2%
Dimensional Fund Advisors LP(4)	2,065,788	6.2%

(1)	As of March 2, 2020, we had 33,502,605 shares of our common stock outstanding.
(2)

All information about BlackRock, Inc. is based on a Schedule 13G/A filed with the SEC on February 4, 2020, which additionally identifies those subsidiaries through which it beneficially owns the reported shares of common stock. BlackRock, Inc. reported that it has sole voting power with respect to 5,330,972 shares of common stock, sole dispositive power with respect to 5,434,563 shares of common stock, and no shared voting or shared dispositive power. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

All information about The Vanguard Group is based on a Schedule 13G/A filed with the SEC on February 12, 2020, which additionally identifies those subsidiaries through which it beneficially owns the reported shares of common stock. The Vanguard Group reported that it has sole voting power with respect to 70,886 shares of common stock, sole dispositive power with respect to 3,696,909 shares of common stock, and shared dispositive power with respect to 71,652 shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

All information about Dimensional Fund Advisors LP is based on a Schedule 13G/A filed with the SEC on February 12, 2020, which additionally identifies those subsidiaries through which it beneficially owns the reported shares of common stock. Dimensional Fund Advisors LP reported that it has sole voting power with respect to 2,024,645 shares of common stock, sole dispositive power with respect to 2,065,788 shares of common stock, and no shared voting or shared dispositive power. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

TopBuild Corp. - Proxy Statement 25

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of TopBuild’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such report by reference.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Mark A. Petrarca (Chair)
Carl T. Camden
Joseph S. Cantie
Alec C. Covington
Tina M. Donikowski
Nancy M. Taylor

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

Set forth below is information about our executive officers as of March 2, 2020. There are no family relationships between any director, executive officer, or person nominated or chosen to become a director or executive officer.

Gerald Volas. Mr. Volas, 65, has served as our Chief Executive Officer since June 2015. Mr. Volas was a Group President at Masco from 2006 to June 2015 and prior to that, President of Liberty Hardware Mfg. Corp., a Masco operating company, from 2001 to 2005. From 1996 to 2001, he served as a Group Controller supporting a variety of Masco operating companies; and from 1982 to 1996, he served in progressive financial roles including Vice President/Controller at BrassCraft Manufacturing Company, a Masco operating company. Mr. Volas holds a Bachelor of Business Administration degree from the University of Michigan at Ann Arbor and is a Certified Public Accountant. Mr. Volas is a director of Trex Company, Inc., a manufacturer of wood alternative decking and related products, serving since March 2014. Mr. Volas announced that he will retire as CEO and member of the Board of Directors on December 31, 2020.

Robert Buck. Mr. Buck, 50, has served as our President and Chief Operating Officer since June 2015. Mr. Buck served as Group Vice President of Masco from 2014 until June 2015. In this position, Mr. Buck was responsible for the Installation and Other Services Segment consisting of both Masco Contractor Services and Service Partners. Mr. Buck served as President and Chief Executive Officer of Masco Contractor Services from 2011 until June 2015. Mr. Buck began his career with Masco in 1997 at Liberty Hardware Mfg. Corp., where he spent eight years in several operations leadership roles and worked extensively in international operations. Mr. Buck became Executive Vice President in 2005 and helped lead the merger of another Masco company with Liberty Hardware before being promoted to the office of President in 2007. Mr. Buck holds a Bachelor of Science degree in Information Systems and Operations Management, and an M.B.A. from the University of North Carolina at Greensboro. Mr. Buck has been named the successor to the role of CEO and will be appointed to the Board of Directors upon Mr. Volas’ retirement on December 31, 2020.

John Peterson. Mr. Peterson, 61, has served as our Vice President and Chief Financial Officer since June 2015. Mr. Peterson served as Executive Vice President, Chief Financial Officer of Masco Contractor Services from November 2010 until June 2015. From 2006 to 2010, he was the Chief Financial Officer of Masco Retail Cabinet Group, a Masco subsidiary. From 2001 to 2006, he was the Vice President-Finance for Biolab and from 1998 to 2001, he was the Vice President-Finance, Performance Chemicals Division, both subsidiaries of Great Lakes Chemical, which has since changed its name to Chemtura Corporation. Mr. Peterson holds a Bachelor of Science degree in Accounting from Pennsylvania State University and an M.B.A. from the University of Indianapolis.

TopBuild Corp. - Proxy Statement 26

Steven Raia. Mr. Raia, 64, has served as our President, TruTeam Operations since 2017, and previously served as our  Senior Vice President of Operations from 2015 to 2017. From 2007 to 2015, Mr. Raia served as an operations consultant to Masco Contractor Services (MCS). Previously, he was the owner/operator of Cary Insulation which had over 35 locations when it was acquired by MCS in 1999. Mr. Raia remained with Masco until 2007, managing MCS’s east coast operations. Mr. Raia began installing insulation as a teenager, working for his father’s company during school breaks and on weekends. He became a full-time installer of Cary Insulation after graduating from high school in 1973. Over time, he was given responsibility for all aspects of managing the business including purchasing, labor productivity initiatives, recruiting, sales and human resources.

David Whan. Mr. Whan, 55 years old, has served as our Chief Human Resources Officer since May 2017. Previously, Mr. Whan was Director of Global Talent Development and HR Strategy at Deere & Company from 2012 to 2017. Prior to that, he held a number of global positions within the Human Resources Department including Director of HR Strategy, Policy, Governance and Business Partners and Manager of  Industrial Relations at Deere & Company since 2001. Mr. Whan began his career in the public sector, working in city and county government management. Mr. Whan holds a Bachelor of Arts degree in Public Administration and International Management from Augustana College and an M.B.A. from Northwestern University and an M.P.A. from the University of Kansas.

Compensation Discussion and Analysis

Overview

For purposes of this Compensation Discussion and Analysis and the disclosure under “Compensation of Executive Officers,” our named executive officers are identified below (collectively, our “named executive officers”). The information provided reflects summary information concerning TopBuild’s executive compensation approach developed to date.

Named Executive Officers

Name	TopBuild Title
Gerald Volas	Chief Executive Officer
Robert Buck	President and Chief Operating Officer
John Peterson	Vice President and Chief Financial Officer
Steven Raia	President, TruTeam Operations
Donald Walther(1)	Former Vice President, General Counsel and Corporate Secretary

(1)	Mr. Walther served as our Vice President, General Counsel and Corporate Secretary until February 24, 2020.

TopBuild Compensation Programs

We recognize the importance of attracting and retaining executive officers who can effectively lead our business and make effective strategic decisions and motivating them to maximize our company’s performance and create long-term value for our shareholders. We believe in rewarding our executive officers based on our performance. Our Compensation Committee continues to thoughtfully and thoroughly analyze our compensation practices and programs.

Consideration of Shareholder Vote on Executive Compensation

At our 2019 Annual Meeting, our shareholders had the opportunity to cast an advisory vote on our executive compensation, referred to as the say-on-pay proposal. At that meeting, approximately 98% of the votes cast were voted in favor of the say-on-pay proposal, suggesting that an overwhelming majority of our shareholders approve of our executive compensation programs and philosophy. The Compensation Committee considered this vote when considering and approving the 2019 compensation structure for our executives and, accordingly, made few changes to the 2019 program.

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Compensation Philosophy

We believe that effective executive compensation programs are critical to our long-term success. We have developed compensation programs with the following objectives:

•	Attracting and retaining world-class executives through a total compensation opportunity that is competitive within the various markets in which we compete for talent.
•

Encouraging a pay-for-performance mentality by directly relating variable compensation elements to the achievement of financial and strategic objectives without encouraging undue risk-taking. Incentive plans are designed to recognize and reward accomplishing individual goals, as well as our long-term company objectives.

•	Promoting a direct relationship between executive compensation and our shareholder interests.

Our long-term incentive opportunities link a significant portion of executive compensation to our performance through performance-based restricted stock and stock option awards. We believe that an executive’s total compensation opportunity should increase commensurate with his or her responsibility and capacity to influence our results. Additionally, as an executive’s responsibility and accountability increase, so should the portion of that person’s compensation that is at risk. Therefore, not only do base salaries increase with position and responsibility, but short-term and long-term incentive opportunities as a percentage of total compensation increase as well.

Equity grants in the form of stock awards that vest only upon the achievement of performance goals as well as stock options with extended vesting periods are an important component of compensation for executive officers. The value ultimately realized from equity awards depends on the long-term performance of TopBuild’s common stock.

TopBuild Compensation Practices

TopBuild has adopted the following compensation practices:

•	a compensation mix weighted towards performance-based incentives;
•	significant portion of executive compensation tied to stock price performance;
•	no excise tax gross-ups;
•	an annual market analysis of executive compensation levels and trends;
•	no individual employment agreements;
•	limited perquisites to our executive officers; and
•	prohibiting the re-pricing of options under our equity plan.

As a guideline, we target executive compensation levels within 90%‑110% of market median. However, target pay for any individual executive may be outside this range due to experience levels, unique job qualifications, internal equity considerations or other factors considered by management and the Compensation Committee.

Stock Ownership Guidelines

Our Compensation Committee has adopted a policy requiring our executives to own a multiple of their base salary in our common stock. In the case of our Chief Executive Officer, the multiple is five (5) times base salary. In the case of our President and Chief Operating Officer and our Vice President and Chief Financial Officer, the multiple is three (3) times base salary. In the case of our Vice President, General Counsel and Secretary and our Vice President, Chief Human Resources Officer, the multiple is two (2) times base salary. In the case of all other executives at the level of Vice President and above, the multiple is one (1) times base salary. Individuals have five years from the point of being subject to the ownership guidelines to achieve the prescribed multiple.

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Executive Compensation Approach

TopBuild’s 2019 compensation structure was composed of the following primary components:

•	Base salary;
•	Annual cash bonuses;
•	Long-term performance-based restricted stock awards; and
•	Long-term stock option awards.

Our executive officers enter into award agreements in connection with grants of equity awards. The award agreements as well as the Severance Plan contain certain restrictive covenants, including a non-competition covenant during employment and for one (1) year thereafter.

Equity Incentive Compensation

We believe that a combination of performance-based restricted stock and stock options are appropriate vehicles for a public company to focus executives on long-term performance and alignment with shareholder interests. Extended vesting and exercise periods further align our named executive officers with our shareholders. See “Equity Compensation Program,” below.

Market Comparison for Compensation

Just as we compete for market share in highly competitive markets, we compete for talent in equally competitive labor environments. In order to attract and retain critical leadership, we strive to provide a comprehensive and competitive total compensation package. We utilize the resources of an independent compensation consultant to aid in establishing our programs and to monitor how they compare with the marketplace. Specifically, the Compensation Committee has retained Willis Towers Watson, a leading global executive compensation consultant, to advise the Compensation Committee on market trends relative to executive compensation, to provide market data as requested and to share input and views on issues being discussed by the Compensation Committee.

The Compensation Committee has sole authority to approve the independent compensation consultant’s fees and terms of engagement on executive compensation matters. The Compensation Committee annually reviews its relationship with Willis Towers Watson to ensure its independence on executive compensation matters, taking into account the independence analysis and recommendation of the Governance Committee. In making its recommendation, the Governance Committee reviewed the independence of Willis Towers Watson and the individual representatives of Willis Towers Watson who served as the Compensation Committee’s advisors, considering the following specific factors: (i) other services provided to us by Willis Towers Watson; (ii) fees paid by us to Willis Towers Watson as a percentage of Willis Towers Watson’s total revenue; (iii) policies and procedures maintained by Willis Towers Watson that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Willis Towers Watson who advised the Compensation Committee and any member of the Compensation Committee; (v) any shares of our company’s common stock owned by the individual representatives; and (vi) any business or personal relationships between our executive officers and Willis Towers Watson or the individual representatives.

The Compensation Committee concluded, based on the evaluation described above and recommendation from the Governance Committee, that these nonexecutive compensation services performed by Willis Towers Watson did not raise a conflict of interest or impair Willis Towers Watson’s ability to provide independent advice to the Compensation Committee regarding executive compensation matters.

We endeavor to benchmark our executive compensation levels against similarly situated executives in comparably sized organizations within the building products sector. We believe we compete for executive resources with other non-financial institutions across multiple industrial segments. With that in mind, our consultants use general industry salary surveys and size-adjust the data to organizations with a similar revenue size.

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The following companies were identified to benchmark our executive compensation levels against comparably sized organizations within the building products sector.

American Woodmark Corporation	Huttig Building Products, Inc.
Apogee Enterprises, Inc.	Installed Building Products, Inc.
Beacon Roofing Supply, Inc.	Louisiana-Pacific Corporation
BlueLinx Holdings Inc.	Masonite International Corporation
BMC Stock Holdings, Inc.	Patrick Industries, Inc.
Boise Cascade Company	Pool Corporation
Builders FirstSource, Inc.	Simpson Manufacturing Co., Inc.
Comfort Systems USA, Inc.	Universal Forest Products, Inc.
Dycom Industries, Inc.	Watsco, Inc.
Gibraltar Industries, Inc.

For 2019, the Compensation Committee targeted our overall compensation and benefits programs and each element of compensation at the median level of the surveyed companies. Since a number of variables can influence the relationship of an individual executive’s pay components to the survey median data, the Compensation Committee considers a range of 90%‑110% of median to be appropriate when reviewing total compensation. Although the Compensation Committee attempts to have each component of compensation in this target range, the Compensation Committee puts greater emphasis on achieving the target at the total compensation level. Variables considered include, but are not limited to, education, position tenure, previous experience, level of performance, additional responsibilities, and, as appropriate, recruitment considerations.

The Compensation Committee authorized Willis Towers Watson to perform a detailed analysis of our executive compensation levels in 2019. For 2020, we will continue to compare ourselves to the labor market median of other companies similar in revenue size to TopBuild, as well as a comparison to a building products peer group. We believe an equal weighting to these two sources creates a market median appropriate target for our total compensation program.

Compensation of Named Executive Officers

The disclosure in the “Summary Compensation Table” relates to the 2017, 2018 and 2019 compensation of our named executive officers. Effective February 17, 2020, our Compensation Committee approved increases to the base salary and long-term incentive opportunity for our named executive officers. The table below summarizes our 2019 compensation levels and the changes approved effective February 17, 2020, for each of our current named executive officers.

Name	Position	Base Salary as of December 31, 2019 ($)	Target Bonus as Percentage of Salary (%)(2)	Base Salary, approved as of February 17, 2020 ($)	Target Bonus for 2020 (%)	LTI Level as of February 17, 2020 ($)(3)
Gerald Volas(1)	Chief Executive Officer	861,000	105	888,000	105	2,900,000
Robert M. Buck	President and Chief Operating Officer	567,000	75	585,000	75	950,000
John S. Peterson	Vice President and Chief Financial Officer	485,000	70	500,000	70	800,000
Steven Raia	President, TruTeam Operations	415,000	60	428,000	60	460,000
Donald Walther	Former Vice President, General Counsel and Corporate Secretary	450,000	65	—	—	550,000

(1)

TopBuild has entered into agreements with Mr. Volas that would provide him severance benefits under specified termination events. This agreement does not include any “golden parachute” excise tax gross-up payments.

(2)	Maximum bonus opportunity of 200% of target.
(3)

Allocated 40% to stock options (Black-Scholes value) and 60% to performance-based restricted stock awards (maximum is 200% of target). Mr. Volas, Mr. Buck, Mr. Peterson and Mr. Raia were the only named executive officers who received an increase in long-term incentive opportunity.

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2019 Annual Incentive Performance-Based Cash Bonus Opportunity

TopBuild provided an annual cash bonus opportunity for fiscal 2019 to our named executive officers to emphasize annual performance, provide incentive to achieve critical business objectives and align officers’ interests with those of its shareholders.

The performance metrics were sales, operating income and operating income as a percentage of sales (weighted 80%) and achievement of certain strategic objectives (weighted 20%). The threshold, target and maximum goals set for the 2019 annual performance program are set forth below. These metrics were those believed to most effectively reflect drivers of enhanced shareholder value creation. Operating income was more heavily weighted because it reflects the primary driver of our stock price performance.

The following table shows target and actual performance along with percentage attained for the 2019 annual performance program.

Annual Performance Goals and Achievements

Performance Metric	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual as Adjusted	Actual Percentage Attained Relative to Target	Weighting	Actual Weighted Performance Percentage
Operating Income, as adjusted, as a percentage of Net Sales, as adjusted (1)	8.8%	10.4%	11.4%	10.8%	142.8%	30.0%	42.8%
Operating Income, as adjusted ($ in millions)(1)	$230.0	$271.0	$298.0	$283.6	146.7%	30.0%	44.0%
Net Sales, as adjusted ($ in millions)(1)	$2,345.0	$2,605.0	$2,866.0	$2,619.4	105.5%	20.0%	21.1%
Strategic Objectives (2)						20.0%	20.3%
TOTAL							128.2%

(1)

For purposes of determining achievement of the performance target, numbers adjusted to exclude impact of acquisitions and other unusual charges not included when targets were set. For a reconciliation of operating income, as adjusted, to operating income and a reconciliation of net sales, as adjusted, to net sales, see Annex A.

(2)	Strategic Objectives include attainment of discrete goals relating to working capital as a percentage of sales and safety initiatives.

To determine the cash bonus to be granted to our named executive officers based on the 2019 performance achievements set forth above, the target opportunities for each executive officer were multiplied by their applicable payout percentage (that is, 105% for Mr. Volas, 75% for Mr. Buck, 70% for Mr. Peterson, 60% for Mr. Raia and 65% for Mr. Walther), which was in turn multiplied by each executive officer’s base salary. Because Mr. Raia is President of TruTeam Operations, Mr. Raia’s 2019 performance goals included weighting for performance metrics of our TruTeam contractor services business.

Threshold, target and maximum payouts under the 2019 cash bonus program are shown in the 2019 Grants of Plan-Based Awards Table, while actual awards for 2019 are disclosed in the Summary Compensation Table.

Equity Compensation Program

Results for LTIP Awards with Performance Periods Ending in 2019

During 2019, the 3‑year performance period for our 2017 performance equity awards ended. Vesting of these awards were subject to the Company achieving certain pre-determined performance goals relating to our cumulative three (3) year earnings per share (50% of award) and our relative total shareholder return (“TSR”) (50% of award), over the three-year period ending on December 31, 2019. Partial payouts were permitted for performance that falls below target levels (in either of the two measures) and our executive officers may earn up to 200% of their target award level for performance that exceeds target performance. Our Compensation Committee determined payout as follows:

		EPS Performance			TSR Performance
Name of Principal Position(1)	Shares Granted (#)	Payout (%)(2)	Performance Shares Earned (#)	Shares Granted (#)	Payout (%)(3)	Performance Shares Earned (#)	Amount Paid on February 21, 2020(4)
Gerald Volas	15,630	200	31,260	15,630	200	31,260	$7,690,585
Robert Buck	6,250	200	12,500	6,250	200	12,500	$3,075,250
John Peterson	4,300	200	8,600	4,300	200	8,600	$2,115,772
Steve Raia	2,660	200	5,320	2,660	200	5,320	$1,308,826

(1)	Does not include Mr. Walther who joined the company after 2017, and as such did not receive a 2017 performance equity award.
(2)

Adjusted EPS target of $8.28. For purposes of the LTIP, adjusted EPS is EPS adjusted to exclude impact of acquisitions and other unusual charges not included when targets were set. Under the LTIP, payout is increased up to 200% of target award level for performance that exceeds target performance by up to 10%. The actual result was 12.7% over target, resulting in a payout of 200%.

(3)	TSR actual of 185.9%, resulting in Peer Group Rank 1 of 20, in the top quartile.
(4)	Represents value of total performance shares earned based on TopBuild’s closing stock price of $123.01 on such date.

2019 Equity Awards

On February 18, 2019, our Compensation Committee approved equity awards designed to align executive compensation with market practices, reflect our strategic priorities, create a strong link between compensation and performance, drive compensation consistency by having the same performance metrics for executives and non-executives and assist with the ability to attract and retain key employees. In sizing the grants for our named executive officers, our Compensation Committee considered compensation peer group data, the relative unvested equity position of the applicable named executive officer, and the named executive officer’s expected role in driving our operating results and creating value for our stockholders. The February 2019 equity awards consisted of stock options (40% of targeted total equity grant value) and performance-based restricted stock (60% of total equity grant value) under the Amended and Restated TopBuild Corp. 2015 Long Term Stock Incentive Plan (as amended to the date hereof, the “Amended LTIP”).

The stock options will vest in three equal increments on approximately each of the first three anniversaries of the date of the grant (February 18, 2019) and have an exercise price of $58.08 (the closing price of our common stock on the NYSE on February 15, 2019, the last trading day prior to the date of the grant).

The performance-based restricted stock awards will vest on February 15, 2022, subject to the Company achieving certain pre-determined performance goals relating to our cumulative three (3) year earnings per share (50% of award) and our relative total shareholder return (“TSR”) (50% of award), over the three-year period ending on December 31, 2021. Partial payouts are permitted for performance that falls below target levels (in either of the two measures) and our executive officers may earn up to 200% of their target award level for performance that exceeds target performance. Partial payouts are permitted in cases where one of the performance measures is met and the other is not.

2020 Equity Awards

On February 17, 2020, our Compensation Committee approved equity awards designed to align executive compensation with market practices, reflect our strategic priorities, create a strong link between compensation and performance, drive compensation consistency by having the same performance metrics for executives and non-executives and assist with the ability to attract and retain key employees. In sizing the grants for our named executive officers, our Compensation Committee considered compensation peer group data, the relative unvested equity position of the applicable named executive officer, and the named executive officer’s expected role in driving our operating results and creating value for our stockholders. The February 2020 equity awards consisted of stock options (40% of targeted total equity grant value) and performance-based restricted stock (60% of total equity grant value) under the Amended LTIP.

The stock options will vest in three equal increments on approximately each of the first three anniversaries of the date of the grant (February 17, 2020) and have an exercise price of $118.58  (the closing price of our common stock on the NYSE on February 14, 2020, the last trading day prior to the date of the grant).

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The performance-based restricted stock awards will vest on February 15, 2023, subject to the Company achieving certain pre-determined performance goals relating to our cumulative three (3) year earnings per share (50% of award) and our relative TSR (50% of award), over the three-year period ending on December 31, 2022. Partial payouts are permitted for performance that falls below target levels (in either of the two measures) and our executive officers may earn up to 200% of their target award level for performance that exceeds target performance. Partial payouts are permitted in cases where one of the performance measures is met and the other is not.

TopBuild Peer Group Established for Relative TSR Measurement

The following companies were identified as the peer group for the relative TSR measurement in the 2020‑2022 equity incentive program design. The peer group is based on similar business characteristics, including industry and revenue size between $975.3 million and $7.7 billion.

Toll Brothers Inc.	Beazer Homes USA Inc.
KB Home	BMC Stock Holdings Inc.
Taylor Morrison Home Corporation	Summit Materials Inc.
MSC Industrial Direct Co. Inc.	MI Homes Inc.
Universal Forest Products Inc.	Eagle Materials Inc.
Beacon Roofing Supply Inc.	Gibraltar Industries Inc.
Builders FirstSource Inc.	American Woodmark Corp.
Meritage Homes Corporation	Patrick Industries Inc.
Armstrong World Industries Inc.	Simpson Manufacturing Co. Inc.
Installed Building Products Inc.

Clawback Policy

Our clawback policy authorizes the Board to recover past incentive compensation awards in the event of a material restatement of our financial statements, other than as a result of changes to accounting rules and regulations, or if an executive officer engages in certain acts of misconduct.

Prohibition Against Hedging

The company’s insider trading policy prohibits directors, officers, employees and consultants of the company from engaging in any hedging transactions involving company stock.

Impact of Tax Treatment

Section 162(m) of the Internal Revenue Code (the “Code”) limits the amount of compensation that we may deduct in any one year for compensation paid to the Chief Executive Officer and certain other most highly compensated executive officers to $1 million. While the Compensation Committee considers the deductibility of compensation as a factor in making compensation decisions, the Compensation Committee retains the flexibility to provide compensation that is consistent with our goals for our executive compensation program even if such compensation is not fully tax deductible. Accordingly, the Compensation Committee may make decisions that result in compensation expense that is not fully deductible under Section 162(m) of the Code.

Compensation-Related Risk Assessment

We have assessed our employee compensation policies and practices and determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the company. In reaching this conclusion, the Compensation Committee considered all components of our compensation program and assessed any associated risks. The Compensation Committee also considered the various strategies and measures employed by the company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time- and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; and (ii) the oversight exercised by the Compensation Committee over the performance metrics and results under the annual incentive plan and the LTIP. In addition, compensation programs are reviewed with Willis Towers Watson, the compensation consultant, on an annual basis to ensure plans do not create incentives that would put the company at excessive risk. Based on the assessment described above, the Compensation Committee concluded that any risks associated with our compensation policies and practices were not reasonably likely to have a material adverse effect on the company.

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Accounting for Share-Based Compensation

We follow FASB ASC Topic 718 for our share-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based compensation awards made to employees and directors, including stock options and restricted stock, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our named executive officers may never realize any value from their awards; FASB ASC Topic 718 also requires companies to recognize the compensation cost of their share-based compensation awards in their income statements over the period that an executive officer is required to render services in exchange for the option or other award.

Summary Compensation Table for Fiscal Years 2017‑2019

The following table sets forth certain information regarding compensation paid to the named executive officers of TopBuild.

Name of Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Gerald Volas	2019	856,667	—		1,792,166	1,000,022	1,158,993	8,400	4,816,248
Chief Executive Officer	2018	830,833	—		1,575,397	880,001	865,895	4,625	4,156,751
	2017	802,500	—		1,382,474	799,976	1,022,200	4,500	4,011,650
Robert Buck	2019	564,167	—		652,454	363,952	545,171	7,369	2,133,113
President and Chief Operating	2018	546,667	—		608,110	339,982	427,763	4,625	1,927,147
Officer	2017	525,000	—		552,813	319,990	501,700	4,792	1,904,295
John Peterson	2019	482,500	—		502,528	279,947	435,239	1,322	1,701,536
Vice President and Chief	2018	466,667	—		430,300	240,100	316,804	4,625	1,458,496
Financial Officer	2017	445,000	—		380,335	220,066	369,100	4,500	1,419,001
Steven Raia	2019	408,333	—		315,121	176,051	306,669	—	1,206,174
President, TruTeam Operations	2018	372,500	300,000	(6)	272,049	152,018	253,915	—	1,350,482
	2017	356,667	300,000	(6)	235,277	136,025	227,184	—	1,255,153
Donald Walther	2019	295,096	150,000		500,364	—	246,566	78,123	1,270,149
Former Vice President, General Counsel and Corporate Secretary

(1)	This column includes amounts voluntarily deferred by each named executive officer as salary reductions under the 401(k) Savings Plan.
(2)

Amounts reflect the aggregate grant date fair value of restricted stock award opportunity under the Amended LTIP at the target level, representing the probable outcome. The grant date fair values were calculated in accordance with FASB ASC 718, utilizing the assumptions discussed in Note 1 and Note 14 to our consolidated financial statements for the year ended December 31, 2019. Assuming the highest level of achievement on performance awards as of the grant date, the aggregate grant date fair value of all stock granted in fiscal 2019 would have been: Mr. Volas– $2,541,979; Mr. Buck– $925,430; Mr. Peterson– $712,778; Mr. Raia– $446,963; and Mr. Walther– $500,364. Assuming the highest level of achievement on performance awards as of the grant date, the aggregate grant date fair value of all stock granted in fiscal 2018 would have been: Mr. Volas– $2,235,467; Mr. Buck–$862,900; Mr. Peterson– $610,590; and Mr. Raia– $386,034. Assuming the highest level of achievement on performance awards as of the grant date, the aggregate grant date fair value of all stock granted in fiscal 2017 would have been: Mr. Volas– $1,982,509; Mr. Buck– $792,750; Mr. Peterson– $545,412; and Mr. Raia– $337,394. The named executive officers do not realize the value of restricted stock awards until those awards vest over the three (3) year vesting period following the grant date depending on company performance.

(3)

Amounts in this column reflect the aggregate grant date fair value of stock options, calculated in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in Note 1 and Note 14 to our consolidated financial statements for the year ended December 31, 2019. The named executive officers have no assurance that these amounts will be realized. Actual gains, if any, on stock option exercises will depend on overall market conditions, the future performance of the common stock and the timing of exercise of the option. Values for 2017 include the grants made on February 21, 2017 for 2017 performance. Values for 2018 include the grants made on February 19, 2018 for 2018 performance. Values for 2019 include the grants made on February 18, 2019 for 2019 performance.

(4)	Amounts in this column represent annual performance-based incentive compensation.
(5)	See All Other Compensation table below.
(6)	Represents the completion of a two (2) year retention bonus earned by Mr. Raia on June 1, 2017 and June 1, 2018.

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Name of Principal Position	Year	Relocation Assistance ($)	Severance ($)	401(k) Company Matching ($)(1)	Total ($)
Gerald Volas	2019	—	—	8,400	8,400
Robert Buck	2019	—	—	7,369	7,369
John S. Peterson	2019	—	—	1,322	1,322
Steven Raia	2019	—	—	—	—
Donald Walther	2019	78,123	—	—	78,123

(1)	Does not include any adjustment for non-discrimination testing or annual true-up of the 401(k) plan.

2019 Grants of Plan-Based Awards Table

The following table provides information about (i) the potential payouts that were available in 2019 to our named executive officers under our annual performance-based cash bonus opportunity and (ii) the actual grants of restricted stock and stock options made to our named executive officers in respect of 2019 performance under the Amended LTIP.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
Gerald Volas		226,013	904,050	1,808,100
	2/18/2019(2)				6,455	25,820	51,640	25,820			1,792,166
	2/18/2019(3)					47,260			47,260	58.08	1,000,022
Robert Buck		106,313	425,250	850,500
	2/18/2019(2)				2,350	9,400	18,800	9,400			652,464
	2/18/2019(3)					17,200			17,200	58.08	363,952
John Peterson		84,875	339,500	679,000
	2/18/2019(2)				1,810	7,240	14,480	7,240			502,528
	2/18/2019(3)					13,230			13,230	58.08	279,947
Steven Raia		62,250	249,000	498,000
	2/18/2019(2)				1,135	4,540	9,080	4,540			315,121
	2/18/2019(3)					8,320			8,320	58.08	176,051
Donald Walther		73,125	292,500	585,000
	5/06/2019(4)				—	—	—	6,780	—	—	500,364

(1)

The amounts shown reflect the threshold, target and maximum opportunities under the 2019 annual cash bonus program. The amounts actually paid under this program are set forth in the “Summary Compensation Table” above.

(2)

The amounts shown reflect the number of shares of restricted stock granted on February 18, 2019 under the Amended LITP which accounts for 60% of the 2019 equity program under the Amended LTIP. Performance-based restricted stock has estimated future payout ranges from threshold (25%) to target (100%) to maximum (200%) depending on company performance. These restricted stock awards vest on February 15, 2022, three years after the grant date. The aggregate grant date fair value was calculated in accordance with FASB ASC 718, utilizing the assumptions discussed in Note 1 and Note 14 to our consolidated financial statements for the year ended December 31, 2019. Amounts disclosed are based on current estimates of future performance and attainment of specific annual performance goals; however, the ultimate payouts will be determined based on actual three-year cumulative performance, which may vary from such estimates.

(3)

The amounts shown reflect the stock options granted on February 18, 2019, at a per share value of $21.16 calculated in accordance with FASB ASC 718. Stock options account for 40% of the 2019 equity program under the Amended LTIP. These options vest ratably in three equal installments over three years beginning on February 15, 2020, one year after the grant date.

(4)	The amount shown represents a sign-on restricted stock grant vesting ratably in three equal installments over three years beginning on May 1, 2019, one year after the grant date.

TopBuild Corp. - Proxy Statement 34

2019 Outstanding Equity Awards at Fiscal Year-End

The following sets forth certain information regarding equity-based awards held by each named executive officer at December 31, 2019.

		Option Awards					Stock Awards
Name	Original Grant Date	Numbers of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)(3)	Market Value of Shares of Stock that have not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares that have not Vested (#)(5)	Equity Incentive Plan Awards: Market Value of Unearned Shares that have not Vested ($)(4)
Gerald Volas							78,972	8,140,434	43,540	4,488,103
	2/11/2015	—	6,981		27.13	2/11/2025
	7/08/2015	—	19,158		27.10	7/08/2025
	2/22/2016	—	27,452		26.30	2/22/2026
	2/21/2017	36,933	18,467	(2)	38.39	2/21/2027
	2/19/2018	10,690	21,380	(2)	74.50	2/19/2028
	2/18/2019	—	47,260	(2)	58.08	2/18/2029
Robert Buck							33,062	3,408,031	16,240	1,674,019
	7/08/2015	—	9,578		27.10	7/08/2025
	2/22/2016	—	13,236		26.30	2/22/2026
	2/21/2016	—	7,387	(2)	38.39	2/21/2027
	2/19/2017	—	8,260	(2)	74.50	2/19/2028
	2/18/2018	—	17,200	(2)	58.08	2/18/2029
John Peterson							21,922	2,259,720	12,080	1,245,206
	7/08/2015	—	4,790		27.10	7/08/2025
	2/22/2016	—	8,704	(2)	26.30	2/22/2026
	2/21/2017	—	5,081	(2)	38.39	2/21/2027
	2/19/2018	—	5,834	(2)	74.50	2/19/2028
	2/18/2019	—	13,230	(2)	58.08	2/19/2029
Steve Raia							13,886	1,431,369	7,600	783,408
	2/22/2016	—	6,276		26.30	2/22/2026
	2/21/2017	—	3,141	(2)	38.39	2/21/2027
	2/19/2018	—	3,694	(2)	74.50	2/19/2028
	2/18/2019	—	8,320	(2)	58.08	2/18/2029
Donald Walther		—					6,780	698,882	—	—

(1)	Except as otherwise noted, stock options become exercisable or vest in equal annual installments of 20% commencing in the year following the year of grant.
(2)	Stock options become exercisable or vest in equal annual installments of 33% commencing in the year following the year of grant.
(3)	Represents unvested restricted stock awards and restricted stock awards with performance conditions that have been achieved as of December 31, 2019.
(4)	Based on TopBuild’s closing stock price of $103.08 on December 31, 2019.
(5)

Represents unvested restricted stock awards with performance conditions that have not been earned as of December 31, 2019. The restricted stock with performance conditions granted in 2018 and 2019 under the Amended LTIP will vest, if at all, based on the Company’s achievement of certain performance measures for the performance periods beginning on January 1, 2018 and 2019 and ending on December 31, 2020 and 2021, respectively. As of December 31, 2019, the achievement level with respect to these metrics was estimated at or above target. Accordingly, the number and value of the shares of performance-vesting restricted stock that are expected to vest reported in the table reflect amounts based on target performance. The actual number of shares that will vest with respect to the performance-vesting shares of restricted stock granted in 2018 and 2019 is not yet determinable.

2019 Option Exercises and Stock Vested

The following table provides additional information about stock option exercises and shares acquired upon the vesting of TopBuild Corp. stock awards, including the value realized, during the fiscal year ended December 31, 2019, by the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gerald Volas	238,124	15,033,106	90,123	5,304,344
Robert Buck	38,170	1,503,046	38,334	2,277,600
John Peterson	24,002	879,030	22,392	1,329,626
Steven Raia	12,568	334,365	13,856	904,593
Donald Walther	—	—	—	—

TopBuild Corp. - Proxy Statement 35

Payments upon a Change of Control

The treatment of outstanding awards upon the occurrence of a change in control, if any, shall be determined by the Compensation Committee at the time such awards are granted and set forth in the applicable award agreement. For purposes of the Amended LTIP, the term “change in control” means the occurrence of any of the following events:

(i)

any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 40% of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (iii)(1) below;

(ii)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 2020, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office who either were directors on January 1, 2020 or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates) representing more than 40% of the combined voting power of the Company’s then-outstanding securities; or

(iv)

the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of the definition of Change in Control, the terms “Beneficial Owner” or “Beneficially Owned” have meanings set forth in Rule 13d‑3 under the Exchange Act and “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term does not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

Executive Severance Plan and Change in Control and Severance Agreement

In order to provide a vehicle to ensure retention of our executive officers, the Board of Directors adopted an Executive Severance and Change-in-Control Plan in February 2016, which was amended and restated on February 18, 2019 (the “Severance Plan”). In addition, on March 1, 2016, we entered into a Change in Control and Severance Agreement, which was amended on February 22, 2019 (the “Severance Agreement”) with Gerald Volas, our Chief Executive Officer and a member of our Board of Directors. The Severance Plan and the Severance Agreement provide severance benefits to certain executive officers in the event their employment is terminated under certain conditions, as outlined below.

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In order to be covered, eligible executive officers must sign a non-compete, non-solicitation and confidentiality agreement and a release of all claims against the Company and its affiliates. Under the terms of the Severance Plan and the Severance Agreement, each participant would be entitled to severance payments and benefits in the event that he or she experiences a “qualifying termination” (i.e., termination without cause by the Company or for a good reason by the executive officer). Each event is defined in the Severance Plan and the Severance Agreement.

If an eligible executive officer experiences a qualifying termination under the Severance Plan or the Severance Agreement, the executive officer would be entitled to an incentive payment that is based on the target amount established under the Company’s annual incentive plan for the year in which the termination occurs. The payment would be adjusted on a pro-rata basis according to the number of calendar days the eligible executive officer was actually employed during such plan year and is determined based on actual performance after the performance period ends. The eligible executive officer would also receive salary continuation payments in an amount equal to such multiple as may be identified in the Severance Plan or the Severance Agreement multiplied by the executive officer’s base salary and bonus at target. The salary continuation and incentive continuation, if applicable, would be paid in a lump sum or installments over the severance period and in accordance with the Company’s standard payroll practice, subject to the requirements of Section 409A. The Company would provide health and wellness benefits to the eligible named executive officer and his or her dependents for the period identified in the Severance Plan or the Severance Agreement.

Executive Severance Plan Elements 2019

Name	Severance Plan Multiple (#)	Eligible for Pro-rata Target Incentive with Respect to Year of Termination	Eligible for Salary Continuation	Eligible for Bonus Continuation	Medical Plan Provided During Continuation Period
Gerald Volas	2	Yes	Yes	Yes	Yes
Robert Buck	1	Yes	Yes	Yes	Yes
John Peterson	1	Yes	Yes	Yes	Yes
Steven Raia	1	Yes	Yes	Yes	Yes
Donald Walther	1	Yes	Yes	Yes	Yes

Executive Severance Compensation Table

Name	Salary in Year of Termination ($)(1)	Value of Salary Continuation ($)(2)	Value of Bonus Continuation ($)(3)	Value of Pro rata Bonus ($)(4)	Value of Medical Plan Provided During Continuation Period ($)(5)	Total Company Severance Expenses ($)
Gerald Volas	861,000	1,722,000	1,808,100	1,158,993	5,778	4,694,871
Robert Buck	567,000	567,000	425,250	545,171	3,121	1,540,542
John Peterson	485,000	485,000	339,500	435,239	8,433	1,268,172
Steven Raia	415,000	415,000	249,000	306,669	6,084	976,753
Donald Walther	450,000	450,000	292,500	246,566	8,433	997,499

(1)	Represents the salary for the named executive officers if they terminated on December 31, 2019.
(2)	Equals the base pay times the multiple.
(3)	Represents the bonus at target times the multiple.
(4)	Equals the prorated bonus of time worked and target performance. Amount represents Bonus if the named executive was terminated on December 31, 2019.
(5)	Benefits continuation is paid for 24 months for Gerald Volas and 12 months for all other named executive officers.

Unvested stock options vest pro-rata and must be exercised within three months of the termination date. Unvested performance shares vest pro-rata as of the termination date based on actual performance against target. Unvested restricted stock awards vest pro-rata as of the termination date based on the portion of the vesting period during which the executive officer was an active participant.

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Executive Change in Control Plan Elements 2019

Name	Severance Plan Multiple (#)	Eligible for Pro-rata Target Incentive with Respect to Year of Termination	Eligible for Salary Continuation	Eligible for Bonus Continuation	Medical Plan Provided During Continuation Period
Gerald Volas	3	Yes	Yes	Yes	Yes
Robert Buck	2	Yes	Yes	Yes	Yes
John Peterson	2	Yes	Yes	Yes	Yes
Steven Raia	2	Yes	Yes	Yes	Yes
Donald Walther	2	Yes	Yes	Yes	Yes

Executive Change in Control Compensation Table

Name	Salary in Year of Termination ($)(1)	Value of Salary Continuation ($)(2)	Value of Bonus Continuation ($)(3)	Value of Pro rata Bonus ($)(4)	Value of Medical Plan Provided During Continuation Period ($)(5)	Value of Unvested Stock Awards and Options ($)(6)	Total Company Severance Expenses ($)
Gerald Volas	861,000	2,583,000	2,712,150	1,158,993	8,668	17,432,239	23,895,050
Robert Buck	567,000	1,134,000	850,500	545,171	6,242	7,025,483	9,561,395
John Peterson	485,000	970,000	679,000	435,239	16,866	4,741,451	6,842,556
Steven Raia	415,000	830,000	498,000	306,669	12,168	2,831,428	4,478,265
Donald Walther	450,000	900,000	585,000	246,566	16,866	698,882	2,447,314

(1)	Represents the salary for the named executive officers if they terminated on December 31, 2019.
(2)	Equals the base pay times the CIC multiple.
(3)	Represents the bonus at target times the CIC multiple.
(4)	Equals the prorated bonus of time worked and target performance. Amount represents Bonus if a change in control occurred on December 31, 2019.
(5)	Benefits continuation is paid for 36 months for Gerald Volas and 24 months for all other named executive officers.
(6)	Calculated based on TopBuild’s closing stock price of $103.08 on December 31, 2019.

Unvested stock options become 100% vested following a termination without cause or for good reason in connection with a Change in Control. Outstanding and unvested performance shares become 100% vested based on performance at target levels following a termination without cause or for good reason in connection with a Change in Control. Unvested restricted stock awards become 100% vested following a termination without cause or for good reason in connection with a Change in Control.

Subsequent Events

CEO Employment and Retirement Transition Agreement

On January 10, 2020, the Company announced that as part of its succession planning, Mr. Volas will retire from the Company and the Board of Directors on December 31, 2020 (the “Succession Date”).

In connection with Mr. Volas’s transition, the Company and Mr. Volas entered into an employment and retirement transition agreement (the “Volas Agreement”) on January 9, 2020. At the request of the Board to facilitate a smooth transition, Mr. Volas will resign as CEO and director as of the Succession Date. From the Succession Date to June 30, 2021 (unless sooner terminated in accordance with the terms of the Volas Agreement, the “Post-Succession Period”), Mr. Volas will serve as a nonexecutive employee of the Company in the position of special advisor to the CEO on a part-time basis.

The Volas Agreement provides that Mr. Volas:

•	will continue to serve as CEO on the same terms and conditions, including the terms and conditions of his current Severance Agreement, through the Succession Date;
•

will continue to be eligible for an annual bonus and long-term incentive grant for fiscal year 2020 (including a grant of performance shares, which will continue to vest during the applicable performance period following Mr. Volas’ retirement);

TopBuild Corp. - Proxy Statement 38

•	during the Post-Succession Period, will continue to receive the same base salary rate as in effect at the Succession Date;
•	during the Post-Succession Period, will continue to be eligible for compensation and benefit plans provided by the Company to similarly situated employees (other than paid time off); and
•	will not be eligible for an annual bonus opportunity or long-term incentive grant in respect of fiscal year 2021.

In connection with entering into the Volas Agreement, Mr. Volas executed a release of claims in favor of the Company. In addition, in order to retain the benefits under the Volas Agreement, Mr. Volas must re-execute and not revoke the release within the 15 days prior to June 30, 2021.

Contemporaneously with the Volas Agreement, Mr. Volas entered into a new restrictive covenant agreement, pursuant to which Mr. Volas will be bound, while employed by the Company and for 36 months following his termination of employment, by a non-competition provision and a provision for the non-solicitation of employees, contractors and customers.

The Severance Agreement with Mr. Volas will remain in full force until the Succession Date at which point the Severance Agreement will cease to be of effect, other than certain Severance Agreement provisions relating to accelerated vesting and the extended post-termination exercise period of equity awards in connection with retirement.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Gerald Volas, our Chief Executive Officer:

For 2019, our last completed fiscal year:

•	the median of the annual total compensation of all of our employees, other than Mr. Volas, was $53,876; and
•	the annual total compensation of Mr. Volas, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $4,816,248.

Based on this information, for 2019 the ratio of the annual total compensation of Mr. Volas, our CEO, to the median of the annual total compensation of all of our employees was 89 to 1.

We determined that, as of December 31, 2019, our employee population consisted of approximately 10,299 individuals with all of these individuals located in the U.S. This population consisted of our full-time, part-time, temporary employees and seasonal workers. We selected December 31, 2019, which is within the last three months of 2019, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner. To identify the “median employee” from our employee population, we calculated the annual total compensation of all of our employees using the same components that are included for our CEO in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement. Additionally, because all our employees are located in the U.S., as is our CEO, we did not make any cost-of living adjustments in identifying the “median employee.” After we identified our median employee, we combined all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $53,876. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2019 Summary Compensation Table included in this Proxy Statement.

TopBuild Corp. - Proxy Statement 39

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm (“PwC”), to audit the Company’s financial statements for the fiscal year ending December 31, 2020. The Company is submitting its appointment of PwC for ratification by the shareholders at the Annual Meeting. A representative of PwC, who is expected to be present at the Annual Meeting, will have the opportunity to make a statement and be available to respond to appropriate questions.

Although the selection and appointment of our independent registered public accounting firm is not required to be submitted to a vote of shareholders, the Board deems it desirable to obtain shareholders’ ratification and approval of this appointment. If the appointment is not ratified by our shareholders, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year, but it is not required to do so. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the Company’s best interest.

In making its recommendation to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, the Audit Committee considered whether the services provided by PwC are compatible with maintaining the independence of PwC.

Before the Audit Committee selected PwC, it carefully considered the independence and qualifications of that firm, including their past performance as the Company’s independent registered public accounting firm and their reputation for integrity and for competence in the fields of accounting and auditing.

Audit Fees

The following table sets forth the aggregate fees billed to us by PwC for the years ended December 31, 2018 and 2019, all of which were approved by the Audit Committee:

	Year Ended December 31, 2018 ($)	Year Ended December 31, 2019 ($)
Audit Fees(1)	2,737,125	2,079,600
Audit-Related Fees(2)	—	—
Tax Fees(3)	30,000	—
All Other Fees(4)	2,759	2,700
TOTAL	2,769,884	2,082,300

(1)

Audit Fees consisted of fees billed or estimated to be billed by PwC for the audit of our annual financial statements included in our Annual Report on Form 10‑K, review of our interim financial statements included in our Quarterly Reports on Form 10‑Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the years ended December 31, 2018 and 2019.

(2)

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consisted of fees for tax consulting services.
(4)	All other Fees consisted of fees other than the services reported above. The services provided in the years ended December 31, 2018 and 2019 consisted of a subscription to an accounting website.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, compensating and overseeing the work performed by PwC as well as audit services performed by other independent public accounting firms. The Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the independent registered public accounting firm’s independence.

The Board recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

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PROPOSAL 3: ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Exchange Act, and more specifically, Section 14A of the Exchange Act which was added under the DoddFrank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide shareholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s  rules (commonly referred to as “SayonPay”).

Our compensation program for named executive officers is intended to link compensation to performance; to provide competitive compensation levels to attract, retain and reward executives; and to align management’s interests with those of our shareholders. The compensation provided to the named executive officers is dependent on the Company’s financial, operational and strategic performance and the named executive officer’s individual performance and is intended to drive creation of long-term shareholder value. In addition, the Amended LTIP provides that, in the event the Company has a restatement of its financial statements, other than as a result of changes to accounting rules and regulations, the Compensation Committee may require the return of cash or equity which a participant may have acquired during the three (3) year period preceding the date of restatement of such restated financial results.

We encourage shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, the Summary Compensation Table and the other related tables and disclosure for a detailed description of the fiscal year 2019 compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement appropriately reflects our results during the fiscal year.

The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our named executive officers. This vote is advisory, which means that it is not binding on the Company, the Board or the Compensation Committee. However, we value the opinion of our shareholders and the Board and the Compensation Committee will review the voting results and will take into account the outcome of the vote when considering future compensation decisions for the named executive officers.

Accordingly, we ask our shareholders to vote on the following resolution:

“RESOLVED, that the Company’s shareholders approve, on a nonbinding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative discussion.”

The Board recommends that you vote “FOR” the proposal to approve, on an advisory basis, the compensation of our named executive officers.

TopBuild Corp. - Proxy Statement 41

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019, about our common stock that may be issued upon the exercise of options, warrants and rights granted to employees or directors under the Amended LTIP.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity compensation plans approved by shareholders	373,518(1)	45.90	2,326,603 (2)
Equity compensation plans not approved by shareholders	—	—	—
TOTAL	373,518	45.90	2,326,603

(1)	Amount includes 373,518 shares issuable upon exercise of outstanding options.
(2)	Amount represents the total number of securities remaining available for future issuance under the Amended LTIP.

OTHER MATTERS

Except as discussed in this Proxy Statement, the Board does not know of any matters that are to be properly presented at the Annual Meeting other than those stated in the Notice of 2020 Annual Meeting of Shareholders and referred to in this Proxy Statement.

If other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote thereon in accordance with their best judgment. Moreover, the Board reserves the right to adjourn or postpone the Annual Meeting for failure to obtain a quorum, for legitimate scheduling purposes or based on other circumstances that, in the Board’s belief, would cause such adjournments or postponements to be in the best interests of all of our shareholders.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, certain executive officers, and persons who own more than ten (10) percent of our outstanding common stock to file reports of ownership and changes in ownership with the SEC and the NYSE. SEC regulations require the Company to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. To the Company’s knowledge, with respect to the year ended December 31, 2019, all applicable filings were timely filed, except for a Form 4 reporting the sale of common stock by Mr. Robert Buck, which was filed late due to an administrative error.

ANNUAL REPORT

The Notice that you received in the mail contains instructions on how to access both the Company’s 2019 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10‑K for its fiscal year ended December 31, 2019, and this Proxy Statement.

Upon request, the Company will provide a copy of its 2019 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10‑K for its fiscal year ended December 31, 2019. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to our Annual Report on Form 10‑K for our fiscal year ended December 31, 2019. All such requests should be directed to:

Mail:

TopBuild Corp. Investor Relations

475 North Williamson Boulevard

Daytona Beach, Florida 32114‑7101

Phone:

(386) 763‑8801

TopBuild Corp. - Proxy Statement 42

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Shareholder Proposals and Proxies

Shareholder proposals intended to be included in the Company’s  Proxy Statement and form of proxy for use in connection with the Company’s  2021 Annual Shareholder Meeting must be received by the Corporate Secretary at the Company’s principal executive offices at 475 North Williamson Boulevard, Daytona Beach, Florida 32114‑7101, no later than November 18, 2020 (120 calendar days preceding the one (1) year anniversary of the date of this Proxy Statement), and must otherwise satisfy the procedures prescribed by Rule 14a‑8 under the Exchange Act. We suggest that any such proposals be submitted by certified mail, return receipt requested.

Pursuant to Rule 14a‑4 under the Exchange Act, shareholder proxies obtained by our Board in connection with our 2021 Annual Shareholder Meeting will confer on the proxies and attorneysinfact named therein discretionary authority to vote on any matters presented at such Annual Meeting which were not included in the Company’s Proxy Statement in connection with such Annual Meeting, unless notice of the matter to be presented at the Annual Meeting is provided to the Company’s  Corporate Secretary before February 1,  2021 (the 45th day preceding the one (1) year anniversary of the date on which we first sent this Proxy Statement for the 2020 Annual Shareholder Meeting).

Director Nominations or Other Business

Under our Amended and Restated Bylaws, for nominations or other business to be properly brought by a shareholder at our 2021 Annual Shareholder Meeting, the shareholder must have given written notice of such nomination(s) or business, either by personal delivery or by U.S. mail, postage prepaid, to the Corporate Secretary of the Company, at the Company’s principal executive offices at 475 North Williamson Boulevard, Daytona Beach, Florida 32114‑7101, not less than 120 days (or December 28,  2020) nor more than 150 days (or November 28,  2020) prior to the first anniversary of the Annual Meeting. Such notice must contain all of the information required by our Amended and Restated Bylaws, including, without limitation, all information that would be required in connection with nomination(s) under the SEC’s proxy rules if such nomination were the subject of a proxy solicitation and the written consent of each nominee for election to our Board named therein to serve if elected. The chairman of the meeting may refuse to acknowledge any nomination(s) or other business not properly brought pursuant to the procedures described above.

If you have any questions, please contact our Investor Relations department by telephone at (386) 763‑8801.

EXPENSES OF SOLICITATION

The Company will bear the cost of the solicitation of proxies. In addition to mail and email, proxies may be solicited personally, via the Internet, by telephone, by facsimile, or by our employees without additional compensation. We will reimburse brokers and other persons holding shares of our common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

TopBuild Corp. - Proxy Statement 43

Annex A – Reconciliation of GAAP to Non-GAAP Financial Measures

This proxy statement includes (1) increase in EPS, as adjusted to exclude the impact of acquisitions, (2) operating income, as adjusted to exclude the impact of acquisitions and other charges and (3) net sales, as adjusted to exclude the impact of acquisitions and other charges, which are important financial measures for the Company but are not financial measures defined by Generally Accepted Accounting Principles (GAAP).

The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in the tables below. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. These measures as we have calculated them may not be comparable to similarly titled measures reported by other companies.

EPS, as reported, was $5.56 per diluted share for 2019, and $3.78 per diluted share for 2018. A reconciliation of EPS, as adjusted to exclude the impact of acquisitions, to income before income taxes, as reported, follows:

Non-GAAP Reconciliations (Unaudited)
(in thousands, except share and per common share amounts)

	Year Ended December 31,
	2019	2018
Adjusted Income Per Common Share Reconciliation
Income before income taxes, as reported	$253,778	$180,824

Rationalization charges	1,992	7,736
Acquisition related costs	1,200	15,925
Income before income taxes, as adjusted	256,970	204,485

Tax rate at 26.5% and 27.0% for 2019 and 2018, respectively	(68,097)	(55,211)
Income, as adjusted	$188,873	$149,274

Income per common share, as adjusted	$5.49	$4.19

Weighted average diluted common shares outstanding	34,376,555	35,613,319

The Company uses EPS, as adjusted to exclude the impact of acquisitions, to evaluate the performance of the Company’s operations because such excluded items impact the comparability of results from period to period over the long term. The Company believes that information about EPS exclusive of these impacts is useful to investors, particularly where the impact of our acquisitions is significant in relation to reported earnings trends, because the measure allows for comparability between periods of the operating performance of the Company’s business.

TopBuild Corp. - Proxy Statement 44

A reconciliation of operating income, as adjusted to exclude the impact of acquisitions and other charges, to operating income and net sales, as adjusted to exclude the impact of acquisitions and other charges, to net sales:

Non-GAAP Reconciliations (Unaudited)
(in thousands, except share and per common share amounts)

Year Ended December 31,
2019

Adjusted Sales and Operating Income Reconciliation

Net Sales, as reported	$2,624,121
2019 Acquisitions	(4,680)
Net Sales, as adjusted	$2,619,441

Operating Income, as reported	$289,523
Acquisition related (profits) / costs	98
Amortization of Significant Legal Settlement	(6,000)
Operating Income, as adjusted	$283,621

Operating Income, as adjusted, as a percentage of Net Sales, as adjusted	10.8%

The Company uses operating income, as adjusted to exclude the impact of acquisitions and other charges, and net sales, as adjusted to exclude the impact of acquisitions and other charges, for purposes of determining the achievement of 2019 performance targets for the annual incentive performance-based cash bonus opportunity because such excluded items impact the comparability of results from prior periods when the targets were set.

TopBuild Corp. - Proxy Statement 45

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2020

This Proxy Statement and our Annual Report on Form 10‑K for our fiscal year ended December 31, 2019 are available to you on the Internet at www.proxyvote.com.

To view this material, you will need your control number from your proxy card.

The Annual Meeting (for shareholders as of the March 2, 2020, record date) will be held on April 27, 2020, at 10:00 AM Eastern Time at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Boulevard, Orlando, Florida 32827.

For directions to the Annual Meeting and to vote in person, please call Investor Relations at (386) 763‑8801. Shareholders will vote at the Annual Meeting on whether to:

1.	elect Alec C. Covington, Gerald Volas, Carl T. Camden, Joseph S. Cantie, Tina M. Donikowski, Mark A. Petrarca and Nancy M. Taylor as Directors;
2.	ratify the Company’s appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020; and
3.	approve, on an advisory basis, the compensation of our named executive officers as described in the Proxy Statement.

The Board of Directors recommends that you vote “FOR” the election of each of Alec C. Covington, Gerald Volas, Carl T. Camden, Joseph S. Cantie, Tina M. Donikowski, Mark A. Petrarca and Nancy M. Taylor as Directors;; “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

March 18,  2020

TopBuild Corp. - Proxy Statement 46

ADMISSION TO THE 2020 ANNUAL MEETING

You will need an admission card (or other proof of stock ownership) and proper identification for admission to the Annual Meeting of Shareholders at the Hyatt Regency Orlando International Airport, 9300 Jeff Fuqua Boulevard, Orlando, Florida 32827 on April 27, 2020. If you plan to attend the Annual Meeting, please be sure to request an admittance card by:

•	marking the appropriate box on the proxy card and mailing the card using the enclosed envelope if you requested to receive printed proxy materials;
•	indicating your desire to attend the meeting through our Internet voting procedure; or
•	calling our Investor Relations department at (386) 763‑8801.

An admission card will be mailed to you if:

•	your TopBuild shares are registered in your name; or
•

your TopBuild shares are held in the name of a broker or other nominee and you provide written evidence of your stock ownership as of the March 2,  2020 record date, such as a brokerage statement or letter from your broker.

Your admission card will serve as verification of your ownership.

TopBuild Corp. - Proxy Statement 47

TopBuild Corp. - Proxy Statement 48

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TOPBUILD CORP. 475 NORTH WILLIAMSON BOULEVARD DAYTONA BEACH, FL 32114 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E97275-Z76130-P31753 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TOPBUILD CORP. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR proposals 2 and 3. 1a. Alec C. Covington For Against Abstain ! ! ! 2. To ratify the Company's appointment of Pricewaterhouse-Coopers LLP to serve as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2020; and 1b. Gerald Volas 1c. Carl T. Camden ! ! ! 1d. Joseph S. Cantie 3. To approve, on an advisory basis, the compensation of the Company's named executive officers. 1e. Tina M. Donikowski NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for Director named in Proposal 1 in this proxy card, and FOR Proposals 2 and 3 in this proxy card. 1f. Mark A. Petrarca 1g. Nancy M. Taylor For address changes and/or comments, please check this box and write them on the back where indicated. ! ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E97276-Z76130-P31753 PROXY TOPBUILD CORP. 475 NORTH WILLIAMSON BOULEVARD DAYTONA BEACH, FLORIDA 32114 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Joe Jacumin and Gerald Volas as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of TopBuild Corp. held of record by the undersigned on March 2, 2020 at the Annual Meeting of Shareholders to be held on April 27, 2020 and any adjournment or postponements thereof. The shares represented by this proxy, when properly executed and returned, will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 IN THIS PROXY CARD, AND "FOR" PROPOSALS 2 AND 3 IN THIS PROXY CARD. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual Meeting of Shareholders. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 27, 2020. TOPBUILD CORP. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of TOPBUILD CORP. 475 NORTH WILLIAMSON BOULEVARD DAYTONA BEACH, FL 32114 the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E97293-Z76130-P31753 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 2, 2020 Date: April 27, 2020Time: 10:00 AM EDT Location: Hyatt Regency Orlando International Airport 9300 Jeff Fuqua Boulevard Orlando, Florida 32827

Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods E97294-Z76130-P31753 Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. XXXX XXXX XXXX XXXX Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow(located on the following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow(located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 13, 2020 to facilitate timely delivery. XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX

Voting Items 2. To ratify the Company's appointment of PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2020; and 3. To approve, on an advisory basis, the compensation of the Company's named executive officers. 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3. 1b. Gerald Volas 1a. Alec C. Covington 1e. Tina M. Donikowski 1c. Carl T. Camden 1d. Joseph S. Cantie 1f. Mark A. Petrarca 1g. Nancy M. Taylor NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. THIS IS NOT A PROXY CARD. To vote the shares on a proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions in this notice. E97295-Z76130-P31753

E97296-Z76130-P31753